AN OFFERING CIRCULAR PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC” OR THE “COMMISSION”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Offering Circular Date: 02/24/2026

OFFERING CIRCULAR

for

Forte Investment Fund, LLC

a Delaware limited liability company

Sponsored by Forte Partners Global Inc.

Best Efforts Offering of Series

Membership Interests

CONTACT INFORMATION	:	58 Main Street, 2nd Floor, Hackensack, New Jersey 07601

(917) 656-5784

Forte Investment Fund, LLC is a Delaware series limited liability company, and together with all of its series (collectively, “Forte”), is offering (the “Offering”) by means of this offering circular (the “Offering Circular”), limited liability company membership interests (“Membership Interests”) in a series on a “best-efforts” and ongoing basis to prospective investors (“Investors”) who meet the Investor Suitability standards as set forth herein. (See “Investor Suitability” below). All of Forte’s Series being offered may collectively be referred to in this Offering Circular as the (“Series”) and each, individually, as a (“Series”). The collective Membership Interests of all Series may be referred to in this Offering Circular as (the “Membership Interests”) and for each Series, individually, as (“Membership Interest”) and the offerings of Membership Interests may collectively be referred to in this Offering Circular as the (“Offering”) and individually, as a (“Series Offering”) for each particular Series.

For purposes of clarity, this Offering Circular is intended to act as a Master Offering Circular for each Series. Defined terms set forth above are intended to describe the Offering in the aggregate but also intended to describe the Offering as it pertains to each Series.

Forte is organized as a series limited liability company and intends to conduct a Series Offering of Membership Interests to acquire, manage, value-add, develop, construct, lease, and/or sell real properties located throughout the United States with primary focus in New Jersey and Maryland (each, a “Property,” and collectively, “Properties”). Each Series will be established for the purpose of owning a single Property, and generally intends to acquire the Series Property prior to the commencement or closing of that Series Offering. Additionally, each Series will have a separate closing, its own profit and loss allocation, and its own fees and expenses. The offer and sale of Membership Interests for each series shall be made pursuant to a post-qualification amendment.

Forte will be managed by Forte Partners Global Inc., a Massachusetts corporation (“Manager”). The Manager shall generally be responsible for the marketing and management of each Series, and the identification, evaluation, and acquisition of each Series Property. The Manager and/or its Affiliates will receive compensation for management services, as further described below. (See “Manager’s Compensation” below). The Manager reserves the right to waive, assign, and/or defer any fees or reimbursements due to the Manger, in its sole discretion.

Investors who execute a subscription agreement (“Subscription Agreement”) to invest in a Series will become a Member of that Series (“Member”) once the Manager deposits the Investor’s investment into the Series’ operating account and subject to terms and conditions in the Offering Circular and Subscription Agreement. An investment in a Series is subject to restrictions on withdrawal (See “Summary of the Offering – Withdrawals/Redemption” below). The Manager will receive compensation and income from the Series and is subject to certain conflicts of interest. (See “Risk Factors,” “Manager’s Compensation” and “Conflicts of Interest” below). There are material income tax risks associated with investing in Forte that Investors should consider. (See “Income Tax Considerations” below).

We are offering shares limited liability company Membership Interests (the “Investor Shares”) to the public. The minimum investment amount of the Shares varies depending on each Series. We expect to offer Investor Shares in this Offering until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time.

The Offering will commence immediately upon qualification of the Offering by the Securities and Exchange Commission (the “Effective Date”.) Forte intends to offer the Membership Interests described herein on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(f).

Forte is offering Investor Shares in a designated series on a “best efforts” and ongoing basis to investors, with a maximum aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), priced at One Thousand Dollars ($1,000) per share. The offering will commence as soon as practicable following the qualification of this Offering and end upon the earlier of (1) sale of the maximum offering amount in Investor Shares; (2) or is terminated by the Manager, in its sole and absolute discretion. Additionally, each Series will have its own closing (See “Summary of Offering” below).

The funds received in exchange for Investor Shares, shall be held in an account maintained by a regulated financial institution. All funds received by the financial institution shall be held only in a non-interest-bearing bank account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Forte where they will be available for use in the operations of the Forte’s business in a manner consistent with the “Use of Proceeds” in this Offering Circular.

Forte is currently not registered as an investment company and intends to avoid becoming subject to the Investment Company Act of 1940. Accordingly, the Members shall not receive the protections that they would otherwise receive if Forte was registered as an investment company. (See “Risk Factors – Investment Risks” below).

The Offering price is arbitrary and does not bear any relationship to the value of the assets of Forte. Forte does not currently have plans to list any Membership Interests on any securities market. Investing in the Membership Interests involves risk, some of which are set forth below. (See “Risk Factors – Investment Risks” below).

Generally, no sale may be made in this Offering if the aggregate purchase price paid is more than Ten Percent (10%) of the greater of the Investor’s annual income or net worth based upon the representation as set forth in the Subscription Agreement. Different rules apply to Accredited Investors (as defined below) and non-natural persons. Before making any representation that the investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

 The Manager will receive compensation and income from Forte and is subject to certain conflicts of interest. (See “Risk Factors”, “Manager’s Compensation” and “Conflicts of Interest” below). Investing in the Membership Interests is speculative and involves substantial risks. Investors should purchase these securities only if they can afford a complete loss of their investment. (See “Risk Factors” below). There are material income tax risks associated with investing in Forte that Investors should consider. (See “Income Tax Considerations” below).

As of the date of this Offering Circular, Forte has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as Forte is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as applicable, or the Exchange Act.

The Offering is being conducted on a “best-efforts” basis, which means the principals and officers of Forte will use commercially reasonable best efforts in an attempt to sell the Membership Interests. Such officers will not receive any commission or any other remuneration for these sales.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A

DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW).

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. THIS OFFERING CIRCULAR CONTAINS INFORMATION AND DISCLOSURES IN ACCORDANCE TO THE FORMAT SET FORTH IN SEC FORM S-11.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS SEVENTY-FIVE MILLION DOLLARS ($75,000,000) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE SERIES IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SERIES OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE SERIES AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR THE MEMBERSHIP INTERESTS. THE PURCHASE OF MEMBERSHIP INTERESTS BY AN INDIVIDUAL RETIREMENT ACCOUNT (“IRA”), KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED. INCOME EARNED BY QUALIFIED PLANS AS A RESULT OF AN INVESTMENT IN THE SERIES MAY BE SUBJECT TO FEDERAL INCOME TAXES, EVEN THOUGH SUCH PLANS ARE OTHERWISE TAX EXEMPT. (SEE “INCOME TAX CONSIDERATIONS” AND “ERISA CONSIDERATIONS.”)

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE SERIES. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS

OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED INVESTORS UPON REQUEST.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE SERIES PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE SERIES INTENDS TO OFFER THE MEMBERSHIP INTERESTS DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE SERIES INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE SERIES REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE.

ANY REMAINING SECURITIES THAT ARE NOT SOLD IN THIS OFFERING SHALL BE INCORPORATED INTO A FUTURE OFFERING CIRCULAR AFTER TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE TO “INCLUDE AS PART OF SUCH NEW OFFERING CIRCULAR ANY UNSOLD SECURITIES COVERED BY THE EARLIER OFFERING CIRCULAR BY IDENTIFYING ON THE COVER PAGE OF THE NEW OFFERING CIRCULAR OF THE LATEST AMENDMENT, THE AMOUNT OF SUCH UNSOLD SECURITIES BEING INCLUDED.”

FOR RESIDENTS OF ALL STATES. THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS OFFERING CIRCULAR MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE SERIES FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE. AN INVESTMENT IN THIS OFFERING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF FINANCIAL RISK. ACCORDINGLY, INVESTORS SHOULD CONSIDER ALL OF THE RISK FACTORS DESCRIBED BELOW.

UNITED STATES TERRITORIES AND POSSESSIONS. THESE SECURITIES ARE NOT AUTHORIZED FOR OFFERING OR SALE IN ANY TERRITORY OR POSSESSION OF THE UNITED STATES IN LIEU OF APPLICABLE SECURITIES LAWS TO THE CONTRARY. SECURITIES AND/OR CAPITAL GUARDIANSHIPS ARE NOT AUTHORIZED FOR SALE IN SUCH TERRITORIES OR POSSESSIONS.

CERTAIN TERMS OF THE OFFERING

	Price to Public [1]	Underwriting Discounts and Commissions [2]	Proceeds to Broker- Dealer [3]	Proceeds to Forte [4]
Minimum Investment Amount	—	$0	1%	—

1.	The Offering price to Investors was arbitrarily determined by the Manager.

2.	Forte will not use an underwriter for the sale of any Membership Interests.

3.	Forte has retained the services of Dalmore Group, LLC (“Dalmore”) as a third-party independent broker to act as the broker of record in the sale of the Membership Interests. Dalmore is a broker firm registered with the Financial Industry Regulatory Authority (“FINRA”). Forte will pay Dalmore One Percent (1%) of the aggregate amount raised by Forte’s Platform. Forte will also pay Dalmore Twenty Thousand Dollars ($20,000) consulting fee, Five Thousand Dollars ($5,000) due diligence fee and the One Thousand Dollars ($1,000) 1-APOS fee.

Any commission and/or fees payable to Dalmore will be paid by Forte and are considered an expense to Forte. Notwithstanding the foregoing, the Manager and Forte’s and Manager’s respective officers and employees may offer and sell directly to the Investors. No commissions for selling Membership Interests will be paid to Forte, the Manager of Forte’s or Manager’s respective officers or employees.

4.	Net proceeds to Forte do not reflect the deduction of organization and offering expenses. Forte intends to reimburse the Manager of organization and Offering costs and expenses. Offering costs and expenses include, without limitation, legal, accounting, fund administrator, and other fees. Notwithstanding the foregoing, the actual Offering costs and expenses cannot be determined at this time.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Membership Interests are being offered and sold only to (“Qualified Purchasers”) (as defined in Regulation A under the Act). As a Tier 2 Offering pursuant to Regulation A under the Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Membership Interests offered hereby are offered and sold only to Qualified Purchasers or at a time when the Membership Interests are listed on a national securities exchange, if at all.

Qualified Purchasers include: (i) (“Accredited Investors”) under Rule 501(a) of Regulation D; and (ii) all other non-accredited Investors so long as their investment in the Membership Interests does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth (excluding the value of the Investor’s primary residence and any loans secured by the residence (up to the value of the residence)), or Ten Percent (10% ) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Membership Interests are offered hereby and sold to Investors that fall within both categories of Qualified Purchasers (i.e., Accredited Investors and non-accredited Investors whose investment in the Membership Interests does not represent more than Ten Percent (10%) of the applicable amount). Accordingly, Forte reserves the right to reject any Investor’s subscription in whole or in part for any reason, including if Forte determines in its sole and absolute discretion that such Investor is not a Qualified Purchaser for purposes of Regulation A.

For purposes of determining whether a potential Investor is a Qualified purchaser (who is not an Accredited Investor), annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipated,” “projected”, “forecasted”, “estimated”, “prospective”, “believes,” “expects,” “plans” “future” “intends,”, “should,” “can”, “could”, “might”, “potential,” “continue,” “may,” “will,” and similar expressions to identify these forward-looking statements. Investors should not place undue reliance on these forward- looking statements, which may apply only as of the date of this Offering Circular.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Limited Liability Company Operating Agreement of Forte (the “Operating Agreement”), a copy of which is attached hereto as Exhibit B, should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, the Operating Agreement shall prevail and control, and no Investor should rely on any reference herein to the Certificate of Formation or Operating Agreement without consulting the actual underlying documents.

Forte is offering Investor Shares in a designated series on a “best efforts” and ongoing basis to investors, with a maximum aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000).00, priced at One Thousand Dollars ($1,000) per share. The offering will commence as soon as practicable following the qualification of this Offering and end upon the earlier of (1) sale of the maximum offering amount in Investor Shares; (2) or is terminated by the Manager, in its sole and absolute discretion. Additionally, each Series will have its own closing (See “Summary of Offering” below).

THE SERIES AND ITS BUSINESS	Forte Investment Fund, LLC is a series Delaware limited liability company located at 58 Main Street, 2nd Floor, Hackensack, NJ 07601. Forte is offering by means of this Offering Circular Membership Interests in a Series on a “best-efforts” basis to qualified Investors who meet the Investor Suitability standards as set forth herein. (See “Investor Suitability” below). Forte has been organized as a series limited liability company to acquire, value-add, rehabilitate, develop, construct, rent, sell Properties through separate and distinct Series, throughout the United States with primary focus in New Jersey and Maryland.
MANAGEMENT	Forte will be managed by Forte Partners Global Inc., a Massachusetts corporation, whose office is also located at 58 Main Street, 2nd Floor, Hackensack, NJ 07601.
THE OFFERING

The minimum investment amount per Investor will vary based on the Series being offered (“Minimum Investment Amount”).Each offering is being conducted on a “best efforts,” no offering minimum basis.

Notwithstanding the foregoing, Forte reserves the right to increase the Maximum Offering Amount in its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

MEMBERSHIP INTERESTS	Membership Interests represent an investment solely in a particular Series, and do not constitute an investment in Forte as a whole. Forte will admit the Members on an ongoing basis into each Series. Investors will acquire Membership Interests in a Series, each of which is intended to be a separate Series of Forte for purposes of accounting for assets and liabilities. Membership Interests represent an investment solely in a particular Series and, thus, indirectly in the Property owned by such Series. Each Series will carry its own allocation of profit and loss, capital contributions, Membership Interests redemptions, and fees, costs, and expenses. The fees, costs, and expenses include operating expenses for the Series, the formation costs of the Series, and the corresponding acquisition costs of the Series Property, among others, all of which shall be allocated to the applicable Series directly.
SERIES OFFERING AND CLOSINGS

A Series will raise capital for a period of One (1) year (the “Raise Period”). The Series Offering shall close (the “Closing”) upon the earliest to occur of (i) the date on which the maximum series offering amount has been reached, (ii) a date determined by the Manager in its sole discretion, or (iii) at the end of the Raise Period (including any extensions, as applicable).

Subject to cash availability, the Series will deploy capital in order to acquire, manage, value-add, develop, construct, and/or lease the Property, which period shall be referred to as the (“Investment Period”).

The Investment Period for a Series will generally end on the first anniversary of the Closing. The Raise Period and the Investment Period may overlap for some period of each Series.

DISSOLUTION

Each Series shall generally begin the dissolution and wind up of its business activities, including the sale of the Series Property, Three (3) years to Five (5) years after the end of the Investment Period (including any extensions, as applicable), subject to market conditions and the Property’s performance and status, as determined by the Manager (“Series Dissolution”). At such time, the Manager will proceed to wind up the affairs of the Series in accordance with the Operating Agreement.

Notwithstanding the foregoing, a Series shall remain in existence until the earlier of the following: (i) dissolution of Forte, (ii) the Manager’s election to wind up such Series; (iii) the sale, exchange, or other disposition of substantially all of the assets of the Series, or (iv) the withdrawal or resignation of the Manager, unless a new manager is appointed pursuant to the terms of the Operating Agreement.

Forte presently intends to begin dissolution upon the dissolution of the last remaining Series.

VOTING RIGHTS	Members will have substantially limited control, voting rights or involvement in the business, affairs or governance of Forte.
COMPENSATION TO MANAGER	The Manager and its “(Affiliates”) will receive fees for managing Forte. (See “Manager’s Compensation” below).
PRIOR EXPERIENCE	The Manager has prior experience in real estate industry and securities transactions. (See “The Manager” below).
CAPITALIZATION	Forte’s Membership agreement does not restrict the number of Membership Interests that Forte may issue.
INVESTOR SUITABILITY STANDARDS

Membership Interests are offered to Qualified purchasers. Qualified Purchasers include: (i) Accredited Investors, as defined under Rule 501(a) of Regulation D and (ii) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A.

Each Investor must execute a (“Subscription Agreement”) making certain representations and warranties to Forte, including, but not limited to, such purchaser’s qualifications as an Accredited Investor, or as a non-accredited investor who meets the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. (See “Investor Suitability” below).

LIMITATIONS ON INVESTMENT AMOUNT	This Offering is open to all Accredited and non-accredited Investors. Generally, no sale may be made to any non-accredited Investors in this Offering if the aggregate purchase price purchased by the Investor is more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth. Different rules apply to Accredited Investors and non-natural persons. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Membership Interests. (See “Investor Suitability” below).
COMMISSIONS FOR SELLING MEMBERSHIP INTERESTS	Forte has entered into an agreement with Dalmore, which will serve as our agent for solicitation and as the broker executing transactions related to our Series offerings. Dalmore, a broker- dealer registered with FINRA, will also be registered in every state where our Series Offerings are to be launched, and this will be done before the initiation of each Offering. Dalmore will also register with any other necessary regulatory bodies to facilitate the execution of sales transactions and provide associated services for our Series offerings. Dalmore holds memberships with both FINRA and the Securities Investor Protection Corporation (“SIPC”).
RECOVERY OF DEFERRED COMPENSATION	If the Manager defers or assigns to Forte any of its respective compensation, the Manager may elect, in the sole and absolute discretion of the Manager, to recover the same at a later time within the same calendar year only. Notwithstanding the foregoing, the Manager has no obligation to waive, defer, or assign to Forte any portion of such compensation at any time.
LEVERAGING THE PORTFOLIO	Forte may borrow funds from third-party lenders, investors, and/or financial institutions to fund its operations and/or acquire Properties. Such financing would be secured by the assets held by a Series and Forte’s portfolio. In order to obtain such additional capital, Forte may assign part or its entire asset portfolio to the lender or investor. Such a transaction involves certain elements of risk and also entails possible adverse tax consequences as detailed later in this Offering Circular. The terms and conditions of any credit obtained by Forte shall be negotiated by the Manager in its sole and absolute discretion. In addition, any debt incurred by Forte will be senior in payment to the Members. (See “Risk Factors” below).
RETURN OF CAPITAL	The Manager reserves the right to return part or all of the Member’s capital investment to the Member at any time during the investment and to expel any Member for cause. (See “Summary of the Operating Agreement – Redemption Policy and Other Events of Disassociation” below).
CAPITAL EXPENDITURE RESERVE	Each Series intends to maintain a capital expenditure reserve (“Capital Expenditure Reserve”). The Capital Expenditure Reserve will be evaluated and established on a case-by-case basis at the sole and absolute discretion of the Manager. The Capital Expenditure Reserve is intended to temporarily protect Members from potential unrecoverable losses from the business and operating activities of the Series. Depending on reserve overages and the weighted risk levels of the portfolio, reserve amounts may be reduced, eliminated, or increased accordingly in the sole and absolute discretion of the Manager. The Capital Expenditure Reserve may initially be funded from the proceeds of each Series Offering, and thereafter may be funded from Series Offering proceeds (as determined by the Manager in its sole discretion).

FUND ADMINISTRATION	The Manager, an Affiliate or a third-party may be the fund administrator of Forte and perform back-office accounting and administrative services for Forte.
SIDE LETTER	The Manager may, without any further act, approval, or vote of any of the Members, enter into side letters or other similar arrangements with one or more Members that have the effect of establishing rights, or altering, supplementing, or modifying the terms of the operating agreement, including, the rights and terms which are more favorable to the recipients of such side letters. Side letter arrangements may vary depending on circumstances, economics, and agreements between the company and its Members.
RISK FACTORS

There are a number of risks associated with the purchase of Membership Interests. The risk factors set forth in this Offering Circular, including those in the “Risk Factors” section below, identify important factors that an Investor should consider before investing in Forte. A summary of the some of the risk factors is included below:

1.     Forte depends on the Manager to select its investments and conducts its operations. The fees and expenses payable to the Manager were not determined on an arm’s length basis, therefore, there is no benefit of an arm’s length transactions typically conducted between unrelated parties.

2.      Forte does not have an operating history. The prior performance for the Manager or its affiliated entities do not predict future results for Forte. Therefore, no assurance can be given that Forte will achieve its investment objectives;

3.      National, international and local economic and business conditions that could affect Forte’s business;

4.      Industry developments affecting Forte’s business, financial condition and results of operations;

5.      Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations.

In making an investment decision, Investors must rely on their own examination of Forte and the terms of the Offering, including the risks involved. The investment in Membership Interests involves a high degree of risk and Investors should purchase Membership Interests only if they can afford a complete loss of their investment.

WITHDRAWALS/ REDEMPTION

Members may not withdraw their interests until the dissolution of each Series offering, or as otherwise permitted in Forte’s operating agreement. Members who wish to withdraw before the Dissolution of a Series Offering will be subject to a penalty of Three Percent (3%) of the Member’s withdrawal proceeds.

A Member of any Series may request that Forte redeem all or any portion of their Interests, subject to the terms, condition and restrictions of the Redemption Policy (See “Summary of the Operating Agreement – Redemption Policy and Other Events of Disassociation” below).

SUMMARY OF FINANCIAL INFORMATION

The statements of operations data set forth below with respect to the period from June 30, 2024 are derived from, and are qualified by reference to, the audited financial statements included in this Offering Circular and should be read in conjunction with those financial statements and notes thereto. Forte is initially operating at a loss and would be subject to certain risk factors as noted below. (See “Risk Factors” below).

For the Period of June 30, 2024
Cash and Cash Equivalents	$—
Operating Expenses:	$—
Total Assets	$—

PLAN OF DISTRIBUTION

Forte will not utilize an underwriter for the sale of the Membership Interests. The Offering is being conducted on a “best-efforts” basis, which means the principals and officers of Forte will use commercially reasonable best efforts in an attempt to sell the Membership Interests. Such officers will not receive any commission or any other remuneration for these sales.

Forte has retained the services of Dalmore as a third-party independent broker to act as the broker in the sale of the Membership Interests. Dalmore is a broker firm registered with the FINRA. Forte will pay Dalmore One Percent (1%) of the aggregate amount raised by Forte’s platform. Forte will also pay Dalmore Twenty Thousand Dollars ($20,000) consulting fee, Five Thousand Dollars ($5,000) due diligence fee and the One Thousand Dollars ($1,000) regulatory filing fee.

Any commission and/or fees payable to Dalmore will be paid by Forte and are considered an expense to Forte. Notwithstanding the foregoing, Forte, the Manager and Forte’s and Manager’s respective officers and employees may offer and sell directly to the investors. No commissions for selling Membership Interests will be paid to Forte, the Manager or Forte’s or Manager’s respective officers or employees.

THE SERIES BEING OFFERED

The table below provides important details about the offering for each series.

Series Name	Series Property Name	Asset Type	$ per share	Maximum Offering Amount	Maximum Membership Interests	Opening Date	Closing Date	Status

Forte Series 49-51 Graham Ave	49-51 Graham Ave, Paterson, NJ 07524	Multi-Family	$1000.00	$1,500,000.00	1500			Awaiting Qualification

Forte Series 49-51 Graham Ave

Summary Overview

The formation of the 49-51 Graham Ave Series aims to provide investors with the opportunity to acquire an interest in the property located at 49-51 Graham Ave. This property is being acquired for Four Hundred Fifty Thousand Dollars ($450,000) and has a current appraised value of approximately Four Hundred Fifty Thousand Dollars ($450,000). Upon acquisition of the property located at 49-51 Graham Avenue, Forte will commence demolition of the existing structure and construct a new building consisting of Seven (7) residential studio units on the lot. Construction is expected to require approximately Twenty-One (21) months to complete. Upon completion, each unit is projected to generate rental income of approximately Two Thousand Dollars ($2,000) per month. Upon the closing of this Offering, the property will be transferred to the Series and the demolition will commence. After the demolition is completed and Seven (7) residential studio units are constructed, the expected rental income for each unit equals to Two Thousand Dollars ($2,000) per month.

For further details on the projected expenses and how proceeds from the offering will be utilized, please refer to the “Use of Proceeds” section below.

Property Summary

49-51 Graham Ave is located in the heart of Paterson, New Jersey. The plan is to demolish the current structure to construct a new building consisting of Seven (7) residential studio units on the lot.

Property Name

49-51 Graham Ave.

Address

49-51 Graham Ave, Paterson, NJ 07524.

Year Built

49-51 Graham Ave was originally constructed in the 1930.

Bedrooms

 Studio apartment with living, dining, and sleeping areas combined.

Baths

One (1) per unit

Square Footage

2,178

Development Timeline

APPROVALS	6 Months
PERMITS	3 MONTHS
CONSTRUCTION	9 MONTHS
FINAL INSPECTIONS, LEASE UP, REFINANCE	3 MONTHS

Property History

The current building located at 49-51 Graham Ave  was built in 1930. 49-51 Graham Ave was last sold for Five Hundred Fifteen Thousand Dollars ($515,000) in January of 2024.

The city of Paterson, New Jersey, is emerging as a dynamic growth market with a rich history, diversity, and active revitalization efforts. Its affordability and strong rental demand have attracted investors, while significant returns and appreciation potential make it an appealing destination. The city is investing in tourism development, showcasing attractions such as the Great Falls and promoting cultural landmarks. Paterson's growing population and housing demand, driven by an influx of tenants, highlight the city's need for improved housing solutions, positioning it as a key market for future investment.

Property Components & Capital Expenditures

The total construction cost for 49-51 Graham Avenue is estimated at Six Hundred Ninety-One Thousand Five Hundred Dollars ($691,500). The total soft cost, such as the purchase price, architect and engineer fees, attorney fees, city fees, surveyor fees, inspections, permit costs, and insurance are estimated at Five Hundred Forty-Eight Thousand Four Hundred Dollars ($548,400). Accordingly, the total development cost to demolish the existing structure and construct Seven (7) residential studio units is projected to be approximately One Million Two Hundred Thirty-Nine Thousand Nine Hundred Dollars ($1,239,900).

Property Operations and Hold Period

We plan to hold and rent the Seven (7) residential studio units located at 49-51 Graham Ave, after construction  is completed. Once the Seven (7) residential studio units are completed, the expected rental income for each unit equals to Two Thousand Dollars ($2,000) per month. However, in the event of resale, the anticipated resale value is One million, Eight Hundred Ninety-Five Thousand, Five Hundred Sixty-Seven Dollars ($1,895,567).

Asset Management Fee

The fee will equal to an annualized rate of Two Percent (2%) of Series’ net asset value (“NAV”). It shall be paid quarterly depending on the specific Series.

Series Property Management Fees

It is currently anticipated that the Manager will be the property manager. Manager shall be entitled to receive a monthly property management fee for managing a Series’ Property (“Property Management Fee”). The Property Management Fee shall generally equal to an annualized rate of Five Percent (5%) of the monthly gross rents received from the Series Property and calculated as an expense within each Series. The Property Management Fee will be determined based on prevailing market rates and will be negotiated with a local property manager on a case-by-case and arms’ length basis.

Series Property Acquisition Fees

The Manager will retain Two Percent (2%) of the purchase price of Series’ Property after acquisition of 49-51 Graham Ave.

Series Property Disposition Fees

The Manager will retain Two Percent (2%) of the net proceeds received from sale of 49-51 Graham Ave.

Lack of Historical Financial Information May Increase Uncertainty

The Series Property has not been acquired. Once the Series Property is acquired, it will not have audited financial statements from the prior owner. This is consistent with industry practice for such properties, where sellers typically do not provide audited financials, and such information is not considered material to the buyer’s underwriting.

Because the Offering does not include audited historical operating data, there may be uncertainties about the Series Property’s prior performance or condition that are not apparent until after acquisition. Investors should not assume that the property’s past revenues or expenses under prior ownership are indicative of future performance. The success of the Series depends entirely on Forte’s post-acquisition strategy, which includes renovation, management changes, and potential repositioning.

USE OF PROCEEDS

The proceeds received in a Series Offering will be applied in the following order of priority of payment:

Property Acquisition Cost: The actual cost of the Series Property that is paid to the Property seller;

Offering Expenses: In general, these costs include legal, accounting, banking, underwriting, filing, and compliance costs, as applicable, related to a Series Offering. The Manager will be responsible for all offering expenses on behalf of each Series and will be reimbursed by the Series through the proceeds of the Series Offering for offering expenses actually incurred; and

Acquisition Expenses: In general, these expenses include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, appraisal, development, and acquisition of the Series Property. Each Series will be responsible for its acquisition expenses which it will pay out of the proceeds of its Series Offering.

Allocations of Expenses

To the extent relevant, fees, costs, expenses, revenue generated from the Series Property, and any indemnification payments made by the Manager will be allocated among the Series in accordance with the Manager’s allocation policy set forth below (the “Allocation Policy”). The Allocation Policy requires the Manager to allocate items that are allocable to a specific Series to be borne by or distributed to (as applicable), the applicable Series. If, however, an item is not allocable to a specific Series but to Forte or the Manager in general, it will be allocated pro-rata based on the value of the Series Properties or the number of Properties, as reasonably determined by the Manager or as otherwise set forth in the Allocation Policy.

By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy
Revenue	A Series Property may generate income derived from Periodic Cash Flow and/or Capital Transaction Proceeds (as defined below)	Allocable directly to the applicable Series Property
Acquisition Expenses	Appraisal and valuation fees (if incurred pre-closing)	Allocable directly to the applicable Series Property
	Pre-purchase inspection	Allocable directly to the applicable Series Property
	Closing Costs	Allocable directly to the applicable Series Property
	Interest expense, if any, when an underlying Series Property is purchased by a Series through a loan prior to the Series Closing	Allocable directly to the applicable Series Property
Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (Series Offering materials) for a Series	Not allocable; to be borne by the Manager
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable directly to the applicable Series Property
	Compliance work including diligence related to the preparation of a Series	Not allocable; to be borne by the Manager
	Insurance of a Series Property as at time of acquisition	Allocable directly to the applicable Series Property
	Preparation of marketing materials	Not allocable; to be borne by the Manager
Operating Expense	Property management fees	Allocable directly to the applicable Series Property
	Asset management fees	Allocable directly to the applicable Series Property
	Audit and accounting work related to the regulatory paperwork of a Series	Allocable pro-rata to the number of each Series Properties
	Security (e.g., surveillance and patrols)	Allocable pro-rata to the number of each Series Property
	Insurance	Allocable directly to the applicable Series Property
	Maintenance	Allocable directly to the applicable Series Property
	Property marketing or lease concessions, including special offers and terms	Allocable directly to the applicable Series Property
	Property disposition fee	Allocable directly to the applicable Series Property
	Interest expense, if any, when a Series Property holds any type of term loan or line of credit	Allocable directly to the applicable Series Property
	Audit, accounting and bookkeeping related to the reporting requirements of a Series	Allocable pro-rata to the number of Series Properties
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable directly to the applicable Series Properties

Notwithstanding the foregoing, the Manager may revise and update the Allocation Policy from time to time.

Subscription Agreements; Admission to Forte

Forte generally intends to offer Membership Interests through Forte’s online investment platform which can be found on forteinvestmentfund.com (the “Forte Platform”). Through the use of the Forte Platform, eligible Investors may purchase Membership Interests, access account-related documentation, access other account- related functions, and receive updates as applicable.

To subscribe with Forte and purchase any Membership Interests in a Series, an Investor must meet certain eligibility and suitability standards. (See “Investor Suitability” below). Additionally, an Investor who wishes to purchase Membership Interests must sign and execute a Subscription Agreement in the form attached hereto as Exhibit C, which shall be accepted or rejected by the Manager in its sole and absolute discretion. By executing the Subscription Agreement, an Investor makes certain representations and warranties upon which the Manager will rely on in accepting the Investor’s subscription funds, unconditionally and irrevocably agrees to purchase Membership Interests in the amount shown thereon, and thereby makes a commitment to contribute capital in accordance with the terms set forth in the Subscription Agreement and the Operating Agreement. INVESTORS SHOULD CAREFULLY READ AND COMPLETE THE SUBSCRIPTION AGREEMENT (WITH POWER OF ATTORNEY) AND INVESTOR QUESTIONNAIRE.

Once Subscription Agreement is executed for this Offering Circular, an integrated online payment provider will transfer the subscription funds into a non-interest bearing account. The Manager will hold such subscription funds in the non-interest bearing account until such time that Subscription Agreement is either accepted or rejected by the Manager

The Manager may reject an Investor’s Subscription Agreement for any reason or no reason at all. If Investor’s subscription is rejected in whole or in part, then Investor’s subscription payments (being the entire amount if Investor’s application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction.

If the Subscription Agreement is accepted by the Manager, an integrated online payment provider will transfer the funds to the operating account of the relevant Series Investor has applied to subscribe.

The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

Should the process of depositing an Investor’s funds into a Series’ operating account and admitting a Member into the applicable Series take longer than Ninety (90) days, the Investor may request in writing to recover its subscription funds. If, upon receipt of such request in writing, the Manager has not yet admitted the Investor as a Member of the Series, then the Manager may, in its sole and absolute discretion, return the Investor’s funds to the Investor and revoke the Subscription Agreement within Ten (10) business days of receipt of such request from the Investor.

Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable for any reason, except with the express written consent of the Manager or as expressly set forth herein or in the Subscription Agreement.

AN INVESTOR SHALL OWN MEMBERSHIP INTERESTS IN A SERIES IF AND ONLY IF THE INVESTOR’S FUNDS ARE DEPOSITED INTO THE SERIES’ OPERATING ACCOUNT.

Cash Distributions

There are two general categories of income derived from a Series: (1) Periodic Cash Flow and (2) Capital Transaction Proceeds.

“Periodic Cash Flow” is income that is generally made on a periodic basis with a certain frequency. An example of Periodic Cash Flow may be rental income from a Property, and/or other periodic cash flow generated from a Property.

“Capital Transaction Proceeds” are transaction-based income derived from a Property. Transaction-based income includes, without limitation, the sale, refinance, and/or disposition of a Property.

“Excess Distributable Cash” means a Series’ monthly or quarterly gross revenue, depending on the accounting period of such Series, less (1) the Series’ monthly or quarterly operating expenses (including payment of outstanding debt [if any], administrative costs, legal expenses, and accounting fees) and (2) payment of the Asset Management Fee to the Manager.

In the event of uncertainty or ambiguity as to whether a source of income is categorized as Periodic Cash Flow or Capital Transaction Proceeds, the Manager shall have the sole and absolute discretion to determine such a category. The manner in which income is distributed from a Series will depend on the source of income, as further detailed below.

Periodic Cash Flow

For each Series, Periodic Cash shall be distributed to such Series Members on a monthly or quarterly basis in the following manner:

1.	First, to pay for Series’ expenses and costs such as property acquisition cost, offering expenses and acquisition expenses (See “Use of Proceeds” above), and to pay for Series’ fees (including, without limitation, payment of outstanding debt (if any), administrative costs, legal expenses, accounting fees) and any allocation of Capital Expenditure Reserve (as applicable) for the Series;

2.	Second, to pay the Asset Management Fee (as defined below) to the Manager;

3.	Thereafter, Eighty Percent (80%) of any Excess Distributable Cash shall be distributed to the Series’ Members on a pro-rata basis (based on the total aggregate amount of Membership Interests in the Series) and Twenty Percent (20%) of any Excess Distributable Cash shall be distributed to the Series’ Manager.

Capital Transaction Proceeds:

Upon the sale, disposition, and/or refinance of a Property, Capital Transaction Proceeds shall be distributed to the Series’ Members in the following manner:

1.	First, to pay for the Series’ expenses and costs such as property acquisition cost, offering expenses and acquisition expenses (See “Use of Proceeds” above), and to pay for Series’ fees (including, without limitation, payment of outstanding debt (if any), administrative costs, legal expenses, accounting fees) and any allocation of Capital Expenditure Reserve (as applicable) for the Series;

2.	Second, to pay the Asset Management Fee to the Manager;

3.	Third, to return any unreturned capital contributions until the Member’s capital contributions to the Series has been fully repaid; and

4.	Thereafter, any remaining Excess Distributable Cash shall be distributed to the Series’ Members on a pro-rata basis (based on the total aggregate amount of Membership Interests in the Series) which shall be payable to Members only upon such Series’ Dissolution.

All excess cash will be distributed to Members in accordance with the sequence as noted above, and shall be prorated as applicable for the amount of time that a Member was a member of the Series during such accounting period. Excess Distributable Cash is not cumulative nor guaranteed.

DISTRIBUTIONS OF THE EXCESS DISTRIBUTABLE CASH ARE NOT A GUARANTEED DISTRIBUTION AND ARE SUBJECT TO THE CASH AVAILABILITY OF THE PARTICULAR SERIES.

THE MANAGER AND FORTE MAKE NO GUARANTEES, ASSURANCES, OR COMMITMENTS TO THE DISTRIBUTION OF ANY RETURNS. DISTRIBUTIONS SHALL ONLY BE MADE AT THE MANAGER’S DISCRETION AND TO THE EXTENT THAT CASH IS AVAILABLE AND THAT SUCH DISTRIBUTIONS WILL NOT IMPACT THE CONTINUING OPERATIONS OF FORTE.

Valuation Methodology

The NAV of each Series (including the price per Membership Interest) shall be valued at cost during each Series’ closing (or as soon as commercially reasonable thereafter). Thereafter, the Manager intends to calculate the Series NAV using a process that reflects the estimated value of the Series’ Property (including but not limited to Property related liabilities), and the estimated accrual of revenue, fees, and expenses of the Series (which may include accrued fees and operating expenses, accrued distributions payable, accrued management fees, and any financing extended to the Series), on a monthly or quarterly basis (or such other period as determined by the Manager, in its sole and absolute discretion, but no less frequently than annually). The determination of the NAV for the Membership Interests of each Series is not based on, nor intended to comply with, fair value standards under U.S. GAAP, and such NAV may not be indicative of the actual price of assets at current market conditions.

Each Series Property consists of real estate and, as with any real property valuation protocol, the conclusions reached by the Manager and/or internal accountants are based on a number of judgments, assumptions, and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions, or opinions may result in different estimates of the value of a Series Property. In addition, for any given period, the NAV per Membership Interest may not fully reflect certain material events, to the extent that the financial impact of such events on Forte’s portfolio is not immediately quantifiable.

Each Series presently intends to apply the foregoing valuation methodology unless otherwise impractical or it’s in the best interest of the Series that an alternative valuation method be used, as determined by the Manager in its sole and absolute discretion. The Manager reserves the right to use other reasonable methods depending on market condition and status of the Property, as determined by the Manager in its sole and absolute discretion. Such other valuation methodologies include, without limitation: (1) fair market value of the Property based upon a report provided by an independent valuation expert; (2) fair market value of the Property using real estate comparable methods; (3) with respect to debt, default rates, discount rates, and loss severity rates; (4) market capitalization rates, comparable sales information, interest rates, or net operating income; (5) progress of the Property’s development, construction, or value-add plan; (6) accruals of the Series’ Periodic Cash Flow distributions; (7) capitalized earnings model; or (8) other reasonable valuation methods as determined by the Manager.

Restrictions on Transfer

As a condition to this Offering, restrictions have been placed upon the ability of Members to resell or otherwise transfer any Membership Interests purchased hereunder. Specifically, no Member may resell or otherwise transfer any Membership Interests without the satisfaction of certain conditions designed to ensure compliance with applicable tax and securities laws, including, without limitation, the requirement that certain legal opinions be provided to Forte with respect to such matters, and the requirement that any transfer of Membership Interests to a transferee does not violate any state or federal securities laws. Notwithstanding the foregoing, no Member may resell or otherwise transfer any Membership Interests without the prior written consent of the Manager, whose consent may be withheld in its sole and absolute discretion. (See “Summary of the Operating Agreement —Restrictions on Transfer” below).

To the extent required by applicable law or in the sole and absolute discretion of the Manager, legends shall be placed on all instruments or certificates evidencing ownership of Membership Interests in Forte, stating that the Membership Interests have not been registered under the federal securities laws and setting forth limitations on resale. Notations regarding these limitations shall be made in the appropriate records of Forte, with respect to all Membership Interests offered through this Offering.

Any Member who transfers, upon the Manager’s consent, any Membership Interests to another person shall pay the Manager, subject to the sole and absolute discretion of the Manager, a transfer fee of at least Five Hundred Dollars ($500) to cover administrative costs related thereto.

Investor Suitability

This investment is appropriate only for Investors who have no need for immediate liquidity in their investments and who have adequate means of providing for their current financial needs, obligations, and contingencies, even if such investments result in a total loss. Investment in the Interests involves a high degree of risk and is suitable only for an Investor whose business and investment experience, either alone or together with a purchaser representative, renders the Investor capable of evaluating each and every risk of the proposed investment. CAREFULLY READ THE ENTIRE “RISK FACTORS” SECTION OF THIS OFFERING CIRCULAR.

The Membership Interests are being offered and sold only to Qualified Purchasers (as defined in Regulation A under the Act). Qualified Purchasers include:

(i) Accredited Investors under Rule 501(a) of Regulation D (as explained below); and

(ii) all other Investors so long as their investment in the Membership Interests does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or Ten Percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Membership Interests are offered hereby and sold to Investors that meet one of the categories (i.e., Accredited Investors and Investors whose investment in the Membership Interests does not represent more than Ten Percent (10%) of the applicable amount).

To qualify as an “Accredited Investor”, for purposes of satisfying one of the tests in the Qualified Purchaser definition, an Investor must meet ONE of the following conditions:

(i) Any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

(ii) Any natural person whose individual net worth or joint net worth, with that person’s spouse or spousal equivalent, at the time of their purchase exceeds One Million Dollars ($1,000,000) (excluding the value of such person’s primary residence);

(iii) A natural person holding one or more professional certifications or designations administered by the Financial Regulatory Authority, Inc., and in good standing: the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), and Licensed Private Securities Offering Representative (Series 82);

(iv) A natural person holding, and in good standing, of one or more professional certifications or designations or other credentials from an accredited educational institution that the commission has designated as qualifying an individual for accredited investor status;

(v) A natural person who is considered a “knowledgeable employee” of a private company as defined by Rule 3c-5(a)(4) under the Investment Company Act of 1940, including trustees and advisory board members, or person serving in a similar capacity of a company relying on an exemption under Investment Company Act of 1940 Section 3(c)(1) or 3(c)(7), or an affiliated person of the company that oversees the series’ investments, and employees of the private company (other than employees performing solely clerical, secretarial, or administrative functions);

(vi) Any family office, as defined in rule 202(a)(11)(G)-1under the Investment Advisers Act of 1940: with assets under management in excess of Five Million Dollars ($5,000,000), that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risk of the prospective investment;

(vii) Any family client, as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii);

(viii) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company (“SBIC”) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of Five Million Dollars ($5,000,000); any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of Five Million Dollars ($5,000,000) or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ix) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(x) Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

(xi) Any director or executive officer, or general partner of the issuer of the securities being sold, or any director, executive officer, or general partner of a general partner of that issuer;

(xii) Any trust, with total assets in excess of Five Million Dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code;

(xiii) Any entity not listed above which was not formed for the specific purpose of acquiring the securities offered, owning investments in excess of Five Million Dollars ($5,000,000); or

(xiv) Any entity in which all the equity owners are accredited investors as defined above.

For Investors who are not Accredited Investors, there are limitations on the aggregate purchase price of Membership Interests that may be paid by the Investor which is not more than Ten percent (10%) of the greater of such Investor’s:

(i) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchaser determined as provided in Rule 501); or

(ii) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.

Annual income and net worth should be calculated as provided in the Accredited Investor definition under Rule 501 of Regulation D, as explained above. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

Offering and Investment Periods

A Series will raise capital for a period of One (1) year. The Series Offering shall close (the “Closing”) upon the earliest to occur of (1) the date on which the maximum series offering amount has been reached, (2) a date determined by the Manager in its sole discretion, or (3) at the end of the Raise Period (including any extensions, as applicable).

Subject to cash availability, the Series will deploy capital in order to acquire, manage, value-add, develop, construct, and/or lease the Property which period shall be referred to as the (“Investment Period”).

The Investment Period for a Series will generally end on the first anniversary of the Closing. The Raise Period and the Investment Period may overlap for some period of time in each Series.

Dissolution

Each Series shall generally begin the dissolution and wind up of its business activities, including the sale of the Series Property, Three (3) years to Five (5) years after the end of the Investment Period (including any extensions, as applicable), subject to market conditions and the Property’s performance and status, as determined by the Manager. At such time, the Manager will proceed to wind up the affairs of the Series in accordance with the Operating Agreement.

Notwithstanding the foregoing, a Series shall remain in existence until the earlier of the following: (i) dissolution of Forte, (ii) the Manager’s election to wind up such Series; (iii) the sale, exchange, or other disposition of substantially all of the assets of the Series, or (iv) the withdrawal or resignation of the Manager, unless a new manager is appointed pursuant to the terms of the Operating Agreement.

Forte presently intends to begin dissolution upon the dissolution of the last remaining Series.

Series Structure and Membership Interests

As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Title to the Property will be held by the applicable Series. Each Series will not own any other assets other than the single Property associated with such Series, plus Capital Expenditure Reserves for maintenance, insurance, and other expenses pertaining to the Series Property, and net profits by the Series from the monetization of the Series Property, if any. Each Series will carry its own allocation of profit and loss, capital contributions, Membership Interests redemptions, and fees, costs, and expenses. The fees, costs, and expenses include operating expenses for the Series, the formation costs of the Series, and the corresponding acquisition costs of the Series Property, among others, all of which shall be allocated to the applicable Series directly. (See “Allocation of Expenses” below).

Forte will admit the Members on an ongoing basis into each Series. Investors will acquire Membership Interests in a Series, each of which is intended to be a separate Series of Forte for purposes of accounting for assets and liabilities. Membership Interests represent an investment solely in a particular Series and, thus, indirectly in the Property owned by such Series. The series-based accounting method carries unique risks which are specified below. (See “Risk Factors” below).

Transfer Agent and Registrar

As of the date of this Offering Circular, Forte has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as Forte is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as applicable, or the Exchange Act.

GENERAL GUIDELINES FOR THE ACQUISITION OF PROPERTIES

A Series will primarily use Series Offering proceeds to acquire, value-add, rehabilitate, develop, construct, lease, and/or sell Properties throughout the United States with primary focus in New Jersey and Maryland. Forte primarily targets to acquire interests in Properties such as non-owner-occupied single family residential and multi-family. Forte may also target to acquire commercial properties, industrial properties, unimproved (but entitled) land and raw/untitled land properties. Unless the Manager decides in its sole and absolute discretion that it is in the best interests of Forte to do otherwise, Forte intends to generally acquire, and purchase Properties based on the following criteria:

1.        Asset Classes. The purchase and acquisition of Properties shall generally be made in the following asset classes:

•	Non-Owner-Occupied Single Family Residential Properties. The units of a single-family residential property range between One (1) to Four (4) units. These properties may primarily be held for the purposes of rental income or fix-and-flip to sell to end buyers.

•	Multi-Family Properties. Multi-family properties are generally properties that contain Five (5) or more units within One (1) complex in which residential tenants will reside following completion of the new construction. These properties will be purchased for the purposes development and/or value-add for sale to third parties.

•	Commercial Properties. Commercial properties include hotels, office buildings, warehouses, and other similar buildings. Forte will generally acquire commercial properties with the intent to rent the space to businesses, sole practitioners, and/or individuals.

•	Industrial Properties. Industrial warehouse is a type of real estate that is typically used for construction, repair, trade, storage, office-flex space, logistics, or e-commerce among other uses. The industrial properties can be a single tenant or multi-tenant warehouses that has a multitude of small/medium inline tenants with shared common areas and amenities. The units of a multi-tenant industrial warehouse range between Twenty (20) units and up to Two Hundred (200) units, but may be lower or higher, as determined by the Manager.

•	Unimproved (but entitled) Land. Unimproved (but entitled) land refers to parcels of land that are zoned to permit residential development, but which have not been developed (and are not under such development) for any type of residential, commercial, industrial, or other income generating use.

•	Land (raw/unentitled): Unentitled Land means any land in which no improvements have been made and which requires appropriate approval, permitting and zoning under applicable laws and regulations before the land may be developed.

2.        Location of the Properties. The Properties will primarily be located in strategic areas throughout the United States with primary focus on New Jersey and Maryland. Notwithstanding the foregoing, a Series may acquire Property in other regions of the United States, if the Manager determines in its sole discretion that it is in the best interest of the Series.

3.        Leverage. Forte may borrow funds from third-party lenders, investors, and/or financial institutions to fund its operations and/or acquire Properties. Such financing would be secured by the assets held by a Series and Forte’s portfolio. In order to obtain such additional capital, Forte may assign part or its entire asset portfolio to the lender or investor. Such a transaction involves certain elements of risk and also entails possible adverse tax consequences as detailed later in this Offering Circular. The terms and conditions of any credit obtained by Forte shall be negotiated by the Manager in its sole and absolute discretion. In addition, any debt incurred by Forte will be senior in payment to the Members.

4.        Timeline. The timeline for a Property’s development, rehabilitation, value-add, or otherwise stabilization, will range from Six (6) months to Twenty-Four (24) months from the date of each acquisition. Notwithstanding the foregoing, the estimated timeline is not guaranteed, and certain Properties may take longer to stabilize and/or develop due to variety of reasons, including, without limitation: construction issues, unexpected environmental conditions, changes in supply and demand, governmental regulations, zoning restrictions, changes in material and labor shortages, increases in the costs of labor and materials, changes in construction plans and specifications, tenant demand, and other market conditions.

5.       The Real Estate Project Development Process. A real estate project’s timeline can be divided into the following stages: Project Identification, Project Execution, and Project Stabilization or Exit.

i) Project Identification. During this phase, a developer must commit working capital to identify potential projects. Typically, projects can involve new construction or rehabilitation of an existing building. During this phase, the developer incurs certain planning and development costs as it undertakes the process of:

•	identifying a property to purchase for development or rehabilitation;

•	creating a development plan for a given property;

•	ensuring the feasibility of the development plan by checking zoning, tax records, undertaking environmental and engineering assessments, developing a construction plan and budget;

•	engaging contractors for specific aspects of the work that may be outsourced by the developer;

•	sourcing suppliers and vendors for materials and services in furtherance of the development plan; and

•	preparing information that will be required for a lender to underwrite project financing.

ii) Project Execution. Once a project has been identified, the developer moves into the project execution phase. Financing arrangements may need to be put in place to cover the cost of acquiring the underlying property (such as the land for new construction or land and existing buildings(s) for rehabilitation or renovations).

Typically, real estate developers in the market segment that we address will utilize third-party engineering, procurement and construction services to complete projects. A general contractor, who is responsible for the majority of the work and the work undertaken by any subcontractors, is often engaged to complete the construction and development of a project.  Alternatively, a developer may act as general contractor and undertake all or a portion of the work or engage subcontractors to do so. During this phase, the developer needs capital to pay contractors for work, suppliers for materials, and vendors for other goods and services. Construction timelines may vary depending upon the project size, the demand for contractors and other skilled trades, the availability of materials, and the ability of the developer to secure and deploy capital to ensure continued work on the project. The completion of construction is also dependent on inspections by government regulators to ensure projects meet building codes and any other regulations that are applicable in a given jurisdiction.

iii) Project Stabilization or Exit. Following completion of construction and certification that a completed project meets any applicable codes and regulations, the developer must arrange to repay any development or construction finance that exists on the project. Repayment of existing financing arrangements may also occur before a project is completed, such as when a developer decides to refinance the project to take advantage of more favorable interest rates or for other reasons. If the project is to be stabilized, the developer may act as the landlord of the property and lease the property to use the rental income to repay financing obligations over time. The developer typically obtains a multi-year mortgage from a bank, and the proceeds of the new mortgage will be used to repay the existing construction loans. Banks may require the developer to find tenants for a completed project, although tenancy is not always a prerequisite for obtaining such financing. This is known as take-out or permanent financing, because the new bank mortgage takes out any construction financing and effectively becomes the primary debt obligation on the underlying property. Alternatively, the developer may exit the project by selling it. If the developer decides to exit by sale, the property must be marketed. The proceeds of the sale will then be used to repay any financing that remains on the property. A less common exit strategy is for the developer to pay off any land acquisition or construction financing with cash. This cash may come from the sale of other properties in the developer’s portfolio or it may be cash on hand. Refinancing arrangements and property sales are subject to a detailed closing process, whereby current lenders on the property must release any liens they hold in favor of the new lender or the purchaser. These types of closings can take several weeks to complete.

6.        Property Value Range. Depending on the property type and asset class, Properties will generally exceed Two Hundred Thousand Dollars ($200,000), but may be higher or lower than otherwise states if such investment is in the best interest of the Forte, as determined by the Manager in its sole discretion.

7.        Fire and Casualty Insurance. Satisfactory fire and casualty insurance will be obtained for all Properties and will name the relevant Series as its loss payee.

8.        Title Insurance. Satisfactory title insurance coverage will be obtained for all Properties. The title insurance policy will name the relevant Series as the insured and provide title insurance in an amount not less than the principal amount of the value of the Property.

9.        Environmental Reports. Environmental reports will not typically be ordered on a Property purchased or otherwise acquired by the Series.

10.       Acquisition Mechanics. Each Series will acquire its Series Property prior to the commencement or Closing of that Series Offering. Each Series Property will be fully described in the Series Offering, which shall provide information relating to the Series Property being offered, such as the description and specifications of the Series Property, the purchase price of the Series Property, and the relevant terms of the acquisition. A Series may acquire its Property either from an Affiliate or from an unaffiliated third-party.

i.        Acquisition of Property. Forte or an Affiliate may enter into a purchase and sale agreement with the third-party seller to acquire Property on behalf of a Series. Forte or an Affiliate will negotiate with the third-party seller (on behalf of the Series) the purchase price for the Property and related purchase terms and conditions which will be specified in a purchase and sale agreement, by and between Forte or Affiliate and the Property seller. Once the new Series is established, Forte or Affiliate will either assign the purchase and sale agreement to that Series or the purchase and sale agreement will be re-executed with the new Series as the buying party.

ii.        Purchase Price. Purchase price funds to acquire a new Property may be provided by a combination of mortgage proceeds and cash payment. The funding and closing of the Property’s acquisition may take place prior to the beginning of the Series Offering, during the Series Offering, or at the Closing of the Series Offering.

The Series will purchase the Property at a purchase price equal to the price Forte or Affiliate actually paid for the Property (inclusive of acquisition and closing costs). The Series will purchase the Property through the issuance to Forte or Affiliate of a promissory note in the full amount of the purchase price of the Series Property inclusive of acquisition and closing costs.

The Series will repay the promissory note, along with accrued interest at a to-be-determined annual interest rate, with net proceeds from the Series Offering. Prior to the repayment of the note, the Manager or Forte may retain all rental income derived from the Series Property, net of concessions, taxes, insurance, HOA dues, and costs of repair, as applicable.

11.        Special Purpose Entities. A Series may hold its Property in a wholly owned limited liability company subsidiary organized in the state where the Property is located. A Series may also acquire the Property directly, in the sole discretion of the Manager. The Series may joint venture with third parties in the acquisition and/or development of the Property, as determined by the Manager, provided the Manager’s estimate of the return on the Series’ equity investment in such joint venture vehicles justifies such investment and relationship, and provided that the Series will retain at least majority ownership and all operational control.

12.       Property Disposition. Each Series shall generally begin the dissolution and wind up its business activities, including the sale of the Series Property, Three (3) years and Five (5) years after the end of the Investment Period (including any extensions, as applicable), subject to market conditions and the Property’s performance and status, as determined by the Manager. Notwithstanding the foregoing, the Manager may determine that it is in the best interests of the Members to sell a Series Property earlier than Three (3) years or to hold a Series Property for more than Five (5) years. Additionally, any sale of a Property will be subject to lessee rights. The Manager will seek to achieve a selling price that maximizes the capital appreciation for the Series’ Members based on then-current market conditions.

Property Oversight

A Series, through the Manager, Affiliate, or a third-party, may perform a variety of operational and/or development/construction activities, which may include one or more of the following without limitation: performing development feasibility assessments, seeking appropriate planning, land use and other regulatory approvals, and negotiating service agreements, as well as, property management services, leasing, maintenance, or other services necessary, whether through a third-party or an Affiliate, as determined by the Manager.

Tenants Selection

The Manager intends to seek out tenants who are financially responsible and capable of paying rent. The Manager shall conduct due diligence on prospective tenant applicants by (a) verifying income, (b) running credit checks, (c) performing criminal background checks, and/or (d) requesting references from previous landlords. While the Manager does not have specific standards for these items, the Manager will use such screening methods to determine whether a potential lessee is financially responsible.

Activities of Forte

All sourcing, due diligence, underwriting, bidding process, oversight, origination of capital, and reporting of Properties will be done by the Manager or an Affiliate for the benefit of each Series. The Manager may also endeavor to directly obtain financing for a Property. With respect to obtaining debt financing from an Affiliate, the arrangements and terms, including fees, will be based on the market rate at the time of financing. Alternatively, the Manager may engage a third-party to arrange financing as needed. Any fees attributable to obtaining debt financing, from an Affiliate or otherwise, will be treated as an expense to the applicable Series.

The Manager may subcontract due diligence and asset management functions to third parties (e.g., property management companies, appraisers, inspectors, subcontractors, real estate brokers, accountants, etc.) for the benefit of a Series. The costs of retaining third parties for these purposes shall be considered Series expenses as reasonably determined by the Manager.

THE MANAGER

The Manager of Forte and each Series is Forte Partners Global Inc., a Massachusetts corporation formed under the laws of Massachusetts on August, 2023. The Manager will manage and direct the affairs of each Series, and Forte in general. The Manager has established a board of directors consisting of One (1) member, Shauzab H. Ladha. The executive offices of the Manager are located at 58 Main Street, 2nd Floor, Hackensack, NJ 07601.

 Executive Officers and Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the Manager:

Individual	Age	Position Held with the Manager
Shauzab H. Ladha	54	President, Treasurer, Secretary, Vice President, Director

Biographical Information

Set forth below is biographical information of the Manager’s executive officers.

Shauzab H. Ladha

Dynamic c-suite business transformation leader with a reputation for being an agile trusted client advisor, delivering P&L impact and outcomes. With 20+ years of global professional services experience including Consulting, Enterprise Transformation, Real Estate Portfolio Development, and Relationship Management. Collaborative leadership style with strong interpersonal skills in a global context. Domain skills include Corporate Strategy, Digital Reinvention, and Mergers & Acquisitions of real-estate and technology infrastructure. Passionate and authentically invested in building communities and architecting a resilient start-up culture.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Forte has no officers or directors. It is managed solely by Forte Partners Global Inc. Forte is a newly formed entity with no operating history. For these reasons, the Manager has yet to receive any compensation from Forte. No portion of the officer’s compensation was paid from or will be paid from the income generated by Forte. Forte will not directly pay any compensation to the officers of the Manager.

PRIOR PERFORMANCE SUMMARY

The information presented in this section, and the Index to Financial Statements below, represents the historical operating results for Forte’s Manager and sponsor, Forte Partners Global Inc., a Massachusetts corporation.

MANAGER’S COMPENSATION

The Manager will be responsible for directing the management of Forte’s and Series’ business and affairs, managing the day-to-day affairs, and implementing the investment strategy. The Manager will perform its duties and responsibilities pursuant to the Operating Agreement and shall be compensated in accordance therein.

The following discussion summarizes some important areas of compensation to be received by the Manager. If the Manager waives, defers, or assigns to a Series any of its respective compensation, the Manager will be entitled to recover the same at a later time within the same calendar year only. Notwithstanding the foregoing, the Manager has no obligation to waive, defer, or assign to a Series any portion of such compensation at any time.

Form of Compensation	Estimated Amount or Method of Compensation
ASSET MANAGEMENT FEE	The Manager shall earn an asset management fee (“Asset Management Fee”) equal to an annualized rate of Two Percent (2%) of Series’ NAV. The Asset Management Fee shall be paid either quarterly or monthly depending on the specific series. Any leverage that is utilized in the Series to acquire Property or otherwise shall not be included in calculating the Asset Management Fee for the Series.
PROFIT PARTICIPATION	The Manager shall receive a Twenty Percent (20%) distribution of a Series’ Excess Distributable Cash.
SERIES PROPERTY MANAGEMENT FEE	It is currently anticipated that the Manager will be the property manager. Manager shall be entitled to receive a monthly property management fee for managing a Series’ Property (“Property Management Fee”). The Property Management Fee shall generally equal to an annualized rate of Five Percent (5%) to Seven Percent (7%) of the monthly gross rents received from the Series Property and calculated as an expense within each Series. The Property Management Fee will be determined based on prevailing market rates and will be negotiated with a local property manager on a case-by-case and arms’ length basis.

Notwithstanding the foregoing, the Manager may appoint a third-party or an Affiliate to act as property manager, at the Manager’s discretion. In certain circumstances the nature of the property management needs may be different from one Series Property to another, such as a Series property being operated a short-term rental, and in these cases the Property Management Fee will be set at a rate that is negotiated with a third-party property manager, which generally ranges anywhere from Twenty Percent (20%) to Forty Percent (40%) of the monthly gross rents received.

The actual amount of Property Management Fee for each Series cannot be determined at this time, as these fees are dependent upon the location and value of each Series Property.

REAL ESTATE DISPOSITION FEE

The Manager may retain the services of an Affiliate or a third-party real estate broker to sell a Property, and such Affiliate or third-party real estate broker shall receive fees at rates customarily charged for similar services by companies engaged in the same or substantially similar activities in the relevant geographical area.

Each Series will be charged a (“Property Disposition Fee”) that will cover Property sale expenses such as brokerage commissions, and title, escrow and closing costs. Such Property Disposition Fees are currently anticipated to range between Six Percent (6%) and Seven Percent (7%) of the sale price and shall be considered an expense of the Series.

Additionally, the Manager shall receive Two Percent (2%) of the net proceeds received from sale of a Property.

The actual amount of real estate commissions cannot be determined at this time, as these commissions are dependent upon the location and value of each Series Property.

ACQUISITION FEE	The Manager will retain Two Percent (2%) of the purchase price of each Series’ Property after acquisition of such property by the Series. Additionally, the Manager is entitled to be compensated for the rehabilitation of the Series’ Properties, which varies depending on each specific Series needs.
OPERATING EXPENSES

The Manager shall be entitled to reimbursement by each Series (but only to the extent the Series’ assets are sufficient thereof) for reasonable and necessary out-of-pocket expenses incurred in connection with the operation of the Series and Series activity (the “Operating Expenses”). Each Series shall be responsible for its Operating Expenses as allocated to it in accordance with the Allocation Policy and as determined by the Manager in its reasonable discretion.

Operating Expenses are such costs and expenses incurred in connection with the operation and management of the Series Property, including but not limited to HOA fees, Property security and maintenance, insurance, interest expenses (as applicable) banking and transactional fees, legal expenses arising from Property operations, and any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

If Operating Expenses exceed the amount of revenue generated from a Series Property and cannot be covered by any Capital Expenditure Reserves on the balance sheet of such Series Property, the Manager may (a) pay such Operating Expenses and not seek reimbursement or (b) loan the amount of the Operating Expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Series Property, and/or (c) cause additional Membership Interests to be issued in the Series in order to cover such additional amounts.

OFFERING EXPENSES AND ACQUISITION EXPENSES

Each Series will generally be responsible for certain fees, costs and expenses incurred in connection with the offer and sale of Membership Interests associated with the particular Series (the “Offering Expenses”). Each Series will reimburse the Manager for Offering Expenses actually incurred by the Manager on behalf of a Series in accordance with the Allocation Policy and as determined by the Manager in its reasonable discretion (and excludes ongoing costs described in Operating Expenses). In general, these costs include legal, accounting, banking, underwriting, filing, and compliance costs, as applicable, related to a Series Offering. The Manager will be responsible for all offering expenses on behalf of each Series and will be reimbursed by the Series through the proceeds of the Series Offering for offering expenses actually incurred.

Each Series will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, and acquisition of the Series Property incurred prior to the Series’ Closing, including real estate commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, bank fees, and interest, as applicable, (the “Acquisition Expenses”). Each Series will reimburse the Manager for Acquisition Expenses actually incurred by the Manager on behalf of a Series in accordance with the Allocation Policy and as determined by the Manager in its reasonable discretion. The Acquisition Expenses will be payable from the proceeds of each Series Offering and each Series shall reimburse the Manager for any such Acquisition Expenses advanced by the Manager.

FIDUCIARY RESPONSIBILITY OF THE MANAGEMENT

The Manager is generally accountable to Forte and each Series as a fiduciary, which means that the Manager is required to exercise good faith and integrity with respect to a Series’ affairs and sound business judgment. This is a rapidly developing and changing area of the law, and Members should consult with their own legal counsel in this regard. The fiduciary duty of the Manager is in addition to the other duties and obligations of, and limitations on, the Manager set forth in the Operating Agreement of Forte.

Forte, including each Series, has not been separately represented by independent legal counsel in its formation or in the dealings with the Manager, and Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering.

The Operating Agreement provides that the Manager will not have any liability to Forte for losses resulting from errors in judgment or other acts or omissions unless the Manager is guilty of fraud, bad faith or willful misconduct. The Operating Agreement also provides that a Series will indemnify the Manager against liability and related expenses (including, without limitation, legal fees and costs) incurred in dealing with the Series, Members, or third parties as long as no fraud, bad faith, or willful misconduct on the part of the Manager is involved. Therefore, Members may have a more limited right of action than they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager’s indemnification could deplete the assets of a Series. Members who believe that a breach of the Manager’s fiduciary duty has occurred should consult with their own legal counsel in the event of fraud, willful misconduct, or bad faith.

It is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy. However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

RISK FACTORS

An investment in Membership Interests will involve various risks and uncertainties. Potential Investors should carefully consider the following risk factors in conjunction with the other information contained in this Offering Circular before purchasing Membership Interests in any Series. The risks discussed in this Offering Circular can adversely affect the Series’ operations, operating results, financial condition, and prospects. This may cause the value of Membership Interests to decline and could cause Members to lose part or all of their investment. The risks and uncertainties described below are not the only ones that each Series will face but do represent those risks and uncertainties presently known to Forte and the Manager that are material to Series operations, operating results, prospects, and financial condition. Investors should review the risks of this investment with their legal and financial advisors.

Potential subscribers should buy Membership Interests only to the extent they are able to bear the risk of the loss of their entire investment and have no need for immediate liquidity. An investment in Membership Interests should not be a major part of an Investor’s portfolio of assets.

INVESTMENT RISKS

Unless otherwise specified, references to “Forte” in this section shall include references to each Series.

No Registration: Limited Governmental Review

This Offering has not been registered with, or reviewed by, the U.S. Securities and Exchange Commission or any state agency or regulatory body, nor is registration contemplated.

Investments in Series Offerings

An investment in a Series Offering constitutes only an investment in that Series only and not directly in any Property. An Investor will acquire an ownership interest in the Series related to that Series Offering and not, for the avoidance of doubt, in (i) Forte, (ii) any other Series, (iii) the Manager, or (iv) directly in a Property associated with the Series, or any Property owned by any other Series. This results in limited voting rights of the Member, which are solely related to a particular Series, and are further limited by the Operating Agreement, described further herein. Members will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Members and removal of the Manager for “cause.” The Manager thus retains significant control over the management of Forte, each Series, and the Series Properties. Furthermore, because the Membership Interests in a Series do not constitute an investment in Forte as a whole, Membership Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest will not be identical to owning a direct undivided interest in a Property.

Delaware Series Membership

Delaware series membership structure carries certain inherent risks. For example, Delaware series membership is a recently established entity structure under the 6 Delaware Code § 18-215, as amended. Accordingly, there are uncertainties in this type of structure. For example, some states may not recognize Delaware membership, and will treat all Series as one entity under Forte. In such instance, the Member’s incurrence of tax may be blended across all Series, such that the profit and loss of all Series will be allocated to such Member. In other instance, if one Series becomes bankrupt or insolvent, the bankruptcy court, or equivalent thereof, may enact the “doctrine of substantive consolidation” such that the Series will collapse into one for purposes of bankruptcy or liquidation. In short, the Member may become adversely affected from other Series in which the Member did not invest in.

The Member’s investment in one particular Series also carries its own risk. It is presently anticipated that each Series will hold one Property in accordance with the investment objective of Forte. A Property may be more profitable than another Property, or that one Property may have higher loss than the other. The Member investing in one Series may not be able to take advantage of another Series’ gain or loss. In addition, each Series will lack diversification, and that such lack of diversification may have significant impact on the Member’s investments. Each Property carries its own challenges, benefits, costs, administration, and risks. The Manager is entitled to call additional capital in the event the Property incurs cost overrun, unanticipated expenditure, among others. It is highly encouraged that the Member seek its own counsel when investing in the Delaware Series Membership.

Individual Series Investments Are Not Diversified

Each Series is intended to own and operate a single Property. Each Series’ return on its investment will depend on the revenues generated by such Property and the appreciation of the value of the Property over time. These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition from existing properties as well as future properties and government regulation (such as tax and building code charges). The value of a Property may decline substantially after a Series purchases it.

Each Series will own a single Property and as a result of this non-diversified investment strategy, unanticipated capital expenditures could lead to a Series’ inability to pay dividends or the loss of Members’ investment entirely.

Each Series’ dividend stream will depend on the revenues generated by such Property and the appreciation of the value of the Property over time. Additionally, a Series might not be able to fund an unexpected major capital expenditure and this could lead to a complete loss of a Member’s investment.

Risks Related to the Forte Platform

The Forte Platform on which this Offering is hosted are subject to cyber security and data loss risks or other security breaches. Forte’s business involves the storage and transmission of users’ proprietary information through the Forte Platform, and security breaches could cause a risk of loss or misuse of this information, and result in claims, fines, and litigation. The Forte Platform may be subjected to a variety of cyber- attacks, which may continue to occur from time to time. An attack or a breach of security could result in a loss of private data, unauthorized trades, an interruption of trading for an extended period of time, violation of applicable privacy and other laws, significant legal and financial exposure, damage to reputation, and a loss of confidence in security measures, any of which could have a material adverse effect on the Forte’s financial results and business. Any such attack or breach could adversely affect the ability of Forte, the Forte Platform to operate, which could adversely affect the value of Membership Interests.

Further, federal and state governments may adopt new laws to regulate internet commerce, which may negatively affect Forte’s business. As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Forte’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase operating expenses, which could negatively impact the ability of Forte to make real estate investments. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the internet. These taxes could discourage the use of the internet as a means of commercial financing, which would adversely affect the viability of the Forte Platform.

Dilution

The Membership Interests offered for Series Offering consists of limited liability company interests of the Series. Members may experience dilution of their respective Membership Interests in the Series as more Investors are admitted as Members of the particular Series. In addition, the Members have an indirect ownership of the Series Property at a lesser percentage than what is directly owned through the Series. Further, under the Operating Agreement, the Manager has the right to cause any Series to sell additional Membership Interests. Any such sale of additional Membership Interests would further dilute the percentage interests of the existing Members in the Series.

Limited Transferability of Membership Interests

Although each Series will attempt to redeem Membership Interests when possible (see “Summary of the Operating Agreement – Redemption Policy and Other Events of Disassociation” below), there is no public market for the Membership Interests, and none is expected to develop in the future. Even if a potential buyer could be found, the transferability of these Membership Interests is also restricted by the provisions of the Securities Act and Rule 144 promulgated thereunder, and by the provisions of the Operating Agreement. Unless an exemption is available, these Membership Interests may not be sold or transferred without registration under the Securities Act and the prior written consent of applicable state securities regulators and agencies. Any sale or transfer of these Membership Interests also requires the prior written consent of the Manager. Members rights to withdraw from a Series or to otherwise recover any of their invested capital may be limited. Investors must be capable of bearing the economic risks of this investment with the understanding that these Membership Interests may not be liquidated by resale or redemption and should expect to hold their Membership Interests as a long term investment. (See “Summary of the Operating Agreement – Redemption Policy and Other Events of Disassociation” below).

Size of the Series Offering

There is no assurance that a Series will obtain capital investments equal to the amount required to close the Series Offering.

Speculative Nature of Investment

Investment in these Membership Interests is speculative and, by investing, each Investor assumes the risk of losing the entire investment. Forte has limited operations as of the date of this Offering Circular and will be solely dependent upon the Manager, both of which are subject to the risks described herein. Accordingly, only Investors who are able to bear the loss of their entire investment and who otherwise meet the Investor Suitability standards should consider purchasing Membership Interests. (See “Investor Suitability” above).

Conflicts of Interest

There are several areas in which the interests of the Manager may conflict with those of Forte and/or a particular Series. (See “Conflicts of Interest” below).

Side Letters

Forte may from time to time enter into Side Letters with one or more Members which provides such Member(s) with additional and/or different rights (including, without limitation, with respect to access to information, incentive allocations, minimum investment amounts, and liquidity terms) than such Member(s) have pursuant to this Offering Circular. As a result of such Side Letters, certain Members may receive additional benefits (including, but not limited to, reduced fee or incentive allocation obligations) which other Members will not receive. The Manager will not be required to notify any or all Members of any such Side Letters or any of the rights and/or terms or provisions thereof, nor will the Manager be required to offer such additional and/or different rights and/or terms to any or all Members. The Manager may enter into such Side Letters with any party as the Manager may determine in its sole and absolute discretion at any time. Members will have no recourse against Forte, the Manager, and/or any of their Affiliates in the event that certain Members receive additional and/or different rights and/or terms as a result of such Side Letters.

Investors and Forte Not Independently Represented

Forte has not been represented by independent legal counsel for its organization and dealings with the Manager. In addition, the attorneys who have performed services for Forte have also represented the Manager but have not represented the interests of the Investors or Members of Forte. (See “Conflicts of Interest” below).

Adverse Impact Due to Economic Conditions

Generally, economic recessions or downturns may result in a prolonged period of market illiquidity, which could have an adverse effect on Forte’s business, financial condition and results of operations. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, or the public perception that any of these events may occur, have resulted in and could continue to result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents.

During an economic downturn, it may also take longer for a Series to dispose of its Property, or the disposition prices may be lower than originally anticipated. As a result, the carrying value of Property may become impaired and we could record losses as a result of such impairment or could experience reduced profitability related to declines in real estate values. These events could adversely affect performance and, in turn, business, and negatively impact our results of operations.

Negative general economic conditions could continue to reduce the overall amount of sale and leasing activity in the real estate industry, and hence the demand for these securities, which may in turn adversely affect Series revenues. Forte is unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the United States and other countries.

Lack of Regulation

The Manager and Forte are not supervised or regulated by any federal or state authority, except to the extent that the Manager’s real estate activities are regulated and supervised by applicable authorities in at least the State of Delaware.

Reliance on Manager

The Manager (and/or its Affiliates) will participate in all decisions with respect to the management of Forte, and the Manager will manage and oversee the operations of each Series. The Series’ ability to achieve its investment objectives and pay distributions is dependent upon the performance of the Manager as well as its personnel, including third-party servicers. Any adverse change to the Manager’s financial condition, or in the event of death, retirement or other incapacity of the principals, the business and operations of the Series will be adversely affected. The Members will then elect a new Manager or the Manager shall appoint a new Manager pursuant to the Operating Agreement.

Requirement of Additional Capital

Future capital requirements depend on many factors, including the Manager’s ability to successfully locate investments, and whether further investment in these opportunities becomes necessary to protect the existing positions in the investments. If further capitalization becomes necessary to further stabilize, develop, or protect any Series assets, or if capitalization is needed for any other reason, any equity financing, if available at all, may not be on terms favorable to the Series, and dilution to the Members could result, and in any case such securities may have rights, preferences and privileges that are senior to those of the Membership Interests offered herein. If adequate capital cannot be obtained, the Series’ business, operating results and financial condition could be adversely affected.

Reliance on Personnel and Key Third-Parties

A Series’ success depends to a significant degree upon the contributions of certain executive officers and other key personnel of the Manager, as well as execution of third-party vendors and independent contractors. In particular, a Series depends on the skills and expertise of servicers, including, engineers, architecture firms, construction companies, among others, which were hired by the Manager. The Manager cannot guarantee that the principals and other key personnel will remain with the Manager. If any of Manager’s key personnel were to cease their affiliation with the Manager, the Series may suffer.

A Series’ future success depends upon the Manager’s ability to engage, hire and/or retain or contract with highly skilled managerial and operational personnel. Competition for such personnel is intense, and the Manager cannot assure Members that the Manager will be successful in attracting and retaining such skilled personnel. If the Manager loses or is unable to obtain the services of key personnel, a Series’ ability to implement its investment strategies could be delayed or hindered, and the value of Member investment may decline.

Indemnification of the Manager

The Operating Agreement provides that neither the Manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager nor persons acting at the request of Forte and/or any Series in certain capacities will be liable to Forte, any Series, or any Members for any act or omission taken by them in connection with the business of Forte or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator, or other tribunal of competent jurisdiction to constitute fraud, willful misconduct, or gross negligence.

 Each Series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving Forte or such Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct, or gross negligence.

Tax and ERISA Risks

Investment in a Series involves certain tax risks of general application to all Members in a Series, and certain other risks specifically applicable to Keogh accounts, IRAs and other tax-exempt investors. (See “Income Tax Considerations” and “ERISA Considerations” below).

Price of Membership Interests Arbitrarily Determined

The purchase price of the Membership Interests offered are arbitrarily determined and may not reflect their actual value. The purchase price of the Membership Interests has been arbitrarily determined and is not the result of arm’s-length negotiations. It bears no relationship to any established criteria of value. Further, the price is not based on past performance of a Series.

Anti-Money Laundering

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with antimony laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require Forte or its service providers to share information with governmental authorities with respect to Investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require a Series to implement additional restrictions on the transfer of the Membership Interests. The Manager reserves the right to request such information as is necessary to verify the identity of Investors and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the U.S. Securities and Exchange Commission. The Manager may further require Investors to confirm that contributions are all derived from taxed income and other legal sources. In the event of delay or failure by a Investor to produce any information required for verification purposes and/or to provide the requested confirmation on the legality of the source(s) of monies contributed to a Series, an application for or transfer of Membership Interests may be refused.

Investment Company Act Risks

Forte intends to avoid becoming subject to the Investment Company Act of 1940, as amended (“1940 Act”); however, Forte cannot assure Investors that under certain conditions, changing circumstances or changes in the law, Forte may not become subject to the 1940 Act in the future as a result of the determination that Forte is an “investment company” within the meaning of the 1940 Act that does not qualify for an exemption as set forth below. Becoming subject to the 1940 Act could have a material adverse effect on Forte. Additionally, Forte could be terminated and liquidated due to the cost of registration under the 1940 Act. In general, the 1940 Act provides that if there are One Hundred (100) or more investors in a securities offering, then the 1940 Act could apply unless there is an exemption; however, the 1940 Act generally is intended to regulate entities that raise monies where the entity itself “holds itself out as being engaged primarily, or purposes to engage primarily, in the business of investing, reinvesting or trading in securities” (Section 3(a)(1)(A) of the 1940 Act).

The second key definition of an “investment company” under the 1940 Act considers the nature of an entity’s assets. Section 3(a)(1)(C) of the 1940 Act defines “investment company” as any issuer that: .”..is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding Forty Percent (40%) of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.” Section 3(b)(1) of the 1940 Act provides that a company is not an “investment company” within the meaning of the 1940 Act if it is: “[An] issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities...”

Section 3(c) of the 1940 Act provides for the following relevant exemptions: “Notwithstanding subsection (a), none of the following persons is an investment company within the meaning of this title: (1) Any issuer whose outstanding securities (other than short- term paper) are beneficially owned by not more than one hundred persons [emphasis added] and which is not making and does not presently propose to make a public offering of its securities. Such issuer shall be deemed to be an investment company for purposes of the limitations set forth in subparagraphs (A)(i) and (B)(i) of section 12(d)(1) governing the purchase or other acquisition by such issuer of any security issued by any registered investment company and the sale of any security issued by any registered open-end investment company to any such issuer. For purposes of this paragraph: (A) Beneficial ownership by a company shall be deemed to be beneficial ownership by one person, except that, if the company owns 10 per centum or more of the outstanding voting securities of the issuer, and is or, but for the exception provided for in this paragraph or paragraph (7), would be an investment company, the beneficial ownership shall be deemed to be that of the holders of such company’s outstanding securities (other than short-term paper). (B) Beneficial ownership by any person who acquires securities or interests in securities of an issuer described in the first sentence of this paragraph shall be deemed to be beneficial ownership by the person from whom such transfer was made, pursuant to such rules and regulations as the Commission shall prescribe as necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of this title, where the transfer was caused by legal separation, divorce, death, or other involuntary event.” Based upon the above, Forte has been advised that the Offering is exempt under the 1940 Act and that the 3(c)(1) and/or 3(c)(5) exemption will apply. However, there are no assurances that this will ultimately be the case.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE

Unless otherwise specified, references to “Forte” in this section shall include references to each Series.

Investment Delays

There may be a substantial period of time before the net proceeds of a Series Offering are used to acquire a suitable Property. There can be no assurance the Manager will be able to identify or negotiate acceptable terms for the acquisition of any Property that meets Forte’s investment criteria, or that Forte will be able to acquire any such Property on favorable terms. The Investors may also suffer delay in the event one or more Investors decide to forego or elect to defer their admission positions until a suitable Property is located. If Forte were to be unsuccessful in locating suitable Properties or if there are sufficient number of Investors who deferred in contributing capital to fund the Properties, the Investors and/or Members will suffer delays, and ultimately, the Series’ financial performance and value of the Membership Interests will suffer. Any delays in identifying and negotiating acquisitions of one or more Properties, or the decision to liquidate if the Series is unsuccessful in locating suitable Property, could adversely impact the Series and its Members.

Risk of Fluctuation in Property Values

Real estate investments are generally subject to varying degrees of risk depending on the nature of the property. Such risks include changes in general, national, regional and local economic conditions (such as the availability and cost of mortgage funds, which will in turn affect the demand for real estate), local real estate conditions (such as the supply and demand for residential, commercial or industrial real estate in the area), government regulation (such as usage, zoning, taxation of property and environmental legislation), the attractiveness of properties to potential purchasers or developers and competition from other available properties. In addition, each segment in the real estate development industry is capital intensive and is typically sensitive to interest rates, which may affect a Series’ ability to meet its investment objectives.

Because of (a) the various costs and expenses, other than the cost of the Properties, included in the purchase price of Membership Interests, and (b) the amounts to be set aside in reserve to manage a Properties and fund the Series’ operations throughout any anticipated hold period, achieving returns provided in this Offering Circular will be dependent upon the increase in the value of the Properties. The Manager would expect there to be an increase in value of the Properties due to the development of the single-family residential and multi-family properties and historical demand for acquisition of these asset classes. A Series’ success is expected to be impacted by socioeconomic changes, official regulations regarding the use of the Properties as well as on general economic conditions.

Governmental Condemnation Powers

Governmental condemnation powers could cause a forced sale possibly resulting in valuation and cost consequences to a Series. Properties may be taken either in whole or in part by a public authority with the power of eminent domain in a condemnation proceeding. Such a forced sale could have adverse consequences if, for example, the amount the Series receives as compensation for the taking is less than the anticipated value of a Property, or if a partial condemnation and taking impairs, or requires substantial changes in the Series development plans for such Property for which severance damages, if any, are inadequate. Such changes could also result in increased development costs for the Property, which could depress the price at which it could be sold. Similarly, in the event that a Property is the subject of a condemnation action, the Series could incur unanticipated legal, expert witness and related litigation expenses.

Increased Weakness and Volatility in the Real Estate Market

The ongoing COVID-19 pandemic may significantly reduce the amount of debt financing available for real estate projects in the U.S. Additionally, developers of real estate projects may find that financing acquisitions and developments to be much more difficult to obtain, with more equity typically required to close such loans. This constraint may have an adverse impact on the real estate market. Some experts fear that as a consequence of steep declines in the amount of debt financing available for real estate, the current value of real estate investments may considerably decrease. These factors may have a negative impact on the value of one or more of the Properties, the Series’ ability to meet its investment objectives, and the value of Membership Interests.

Declines In Economic or Business Conditions

Declining general economic or business conditions may have a negative impact on business. Concerns over inflation, geopolitical issues, pandemics, the availability and cost of credit, the U.S. mortgage market, and the previous steep decline in the U.S. real estate market have contributed to increased volatility and diminished expectations for the U.S. and global economies, and expectations of slower global economic growth going forward. These factors, combined with declining business and consumer confidence and increased unemployment, have precipitated a global economic slowdown. If the economic climate in the U.S. does not improve or deteriorates, a Series’ ability to implement its business plan could be adversely affected, which would negatively impact the Series’ financial performance and the value of Membership Interests.

Limited Water Resources

In certain regions, there is a risk that the supply of water to a Property may be inadequate for the full development contemplated on such Property, and even if available, such water may be costly. Water shortages in these regions are possible, which would inhibit growth and reduce the value of any Properties that are located in these regions. In addition, the designated water purveyors for the areas in which the Properties are located may not have sufficient water available to service development. There can be no assurance that water or wastewater services will be available to serve the contemplated development of a Property on terms that are acceptable to the Series.

Series Creditors

If a Series defaults in its obligations to creditors, there may not be assets available to recover the Series’ interest in the Property after creditors exercise their remedies. If a Series defaults under any obligations secured by its interest in the Property, it is possible that a creditor could acquire its interest through foreclosure of such Property. Such party may seek to dispose of its interest in such Property at a substantial discount to the value paid by Members and may take other actions that could significantly affect the value of the Membership Interests.

Varying Political and Economic Climates

Levels of local government and the federal government in the states in which Properties are located could implement policies that would have an adverse effect on the value of such Properties. Examples of such policies are tax reform, land use restrictions, land ownership restrictions, transportation policies, development moratoriums, annexation proceedings, or other adverse economic or monetary policies. A decline in the economy in any of these regions may adversely affect the local economy and limit development. Finally, projections regarding future growth in any of these states may ultimately prove to be inaccurate.

Property Development Agreements

For the development of certain Properties, it will likely be necessary to enter into a development agreement, and obtain zoning and other approvals from local government agencies. The process of obtaining these approvals may take many months and the costs of holding a Property will accrue while regulatory approvals are being sought. These approvals may not be received in a timely manner or not be received in a manner that is acceptable to Forte. Failure to obtain acceptable approvals in a timely manner could have a significant negative effect on the value of a Property and, in turn, on the value of Membership Interests.

Competition

Some competitors may be better capitalized than a Series, their properties may be better located than the Properties, or they may have some other advantage relative to the Series. Certain of these competitors might have greater financial and other resources and greater operating flexibility than the Series. The existence of competing owners and developers of similar properties may have a material adverse effect on the ability of the Manager and its affiliates to market the Properties and could adversely affect the profitability of a Series.

Risks Related to Leverage

The purchase of Properties in which a Series invests may be financed with third-party debt. However, market and interest rate fluctuations may significantly decrease the availability and increase the cost of loans. While leveraging will generally enable Forte to increase the number of Properties it can invest in by reducing the equity investment required in a specific Property, leveraging will also increase the risk of loss on the leveraged Property. Furthermore, subsequent reductions in cash flow from the Series’ underlying Property could cause the debt service obligations to represent a substantially greater percentage of Property cash flow or even to exceed such cash flow. If Forte defaults on indebtedness secured by a given Property, the lender may foreclose and the Series could lose its entire investment in the given Property. In addition, recourse debt or cross-collateralized non-recourse debt subjects the other assets of Forte to risk of loss.

A Property loan may have variable interest rates. The ability of a Series to generate cash for distribution will be adversely affected if interest rates rise. In addition, it is likely that a loan will not be fully amortizing and thus a substantial balloon payment of principal will be due at maturity. The Series will attempt to sell or refinance its Property prior to the maturity date of the respective loan. If interest rates at the time of loan maturity are unfavorable, the Series may be unable to sell the Property on favorable terms, if at all, or to obtain an extension of the maturity date of the loan or to refinance the loan, which could subject the Property to foreclosure proceedings. Foreclosure would generally eliminate the Series’ equity in such Property. Furthermore, leveraging may also result in the receipt of some taxable income by investors (such as the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) plans) that are otherwise tax-exempt. (See “Income Tax Considerations” below).

Uninsured Losses

Although a Series intends to insure its Property in a manner the Series believes to be appropriate, there may be risks the Series has not foreseen and against which the Series has not insured. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, pandemics, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the Series pays for coverage against property and casualty claims. Even in cases where the Series has insured against a particular risk, the Series may incur losses related to a Property in excess of policy limits with respect to such Property, and any coverage obtained may be subject to large deductibles or copayments. The Series may not be able to insure against the total loss of the value of the Property nor the total value paid by the Members for Membership Interests.

Potential Development and Construction Delays and Resultant Increased Costs and Risks May Hinder Our Operating Results and Decrease Our Net Income

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

We May Not Be Able To Sell Our Properties at a Price Equal To, Or Greater Than, The Price For Which We Purchased Such Properties, Which May Lead To a Decrease In The Value Of Our Assets

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase a property. Property Taxes Could Increase Due To Property Tax Rate Changes Or Reassessment, Which Could Impact Our Cash Flow.

The Series generally will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our Interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

Costs Associated With Complying With The Americans With Disabilities Act and Similar Laws (Including But Not Limited To Fair Housing Amendments Act Of 1988 and The Rehabilitation Act Of 1973) May Decrease Cash Available For Distributions To Our Investors.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991 to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. If one or more of our properties that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

 Risks of Development, Renovation, and Undeveloped Property

Investment in Properties will require varying degrees of development to be made throughout. Properties that involve development will be subject to the general real estate risks described above and will also be subject to additional risks, such as unanticipated delays or excess costs due to factors beyond the control of the Manager and the Series. These factors may include (without limitation):

●	strikes;
●	adverse weather;
●	earthquakes, forest fires, hurricanes, floods, and other “force majeure” events;
●	changes in building plans and specifications;
●	zoning, entitlement and regulatory concerns, including changes in laws, regulations, elected officials and government staff;
●	material and labor shortages;
●	increases in the costs of labor and materials;
●	changes in construction plans and specifications;
●	rising energy costs;
●	Delays caused by the foregoing (which could result in unanticipated inflation, the expiration of permits, unforeseen changes in laws, regulations, elected officials and government staff, and losses due to market timing of any sale that is delayed); and
●	Delays in completing any development or renovation project will cause corresponding delays in the receipt of operating income and, consequently, the distribution of any cash flow by the Series with respect to the Property.

Tenant Improvement Risks

When a tenant at one of the properties does not renew its lease or otherwise vacates its space in one of the buildings, it is likely that, in order to attract one or more new tenants, a Series may be required to expend funds to construct new tenant improvements in the vacated space. Substantially all of the net offering proceeds will be invested in real estate properties and therefore, while a Series intends to manage its cash position or financing availability to pay for any improvements required for re-leasing, Forte cannot assure that it will have adequate sources of funding available to the Series for such purposes in the future. Should a Series have insufficient sources of funding for tenant improvements, the Series may be unable to meet the investment objectives, which could reduce the total amount of cash that the Series distributes to its Members.

Environmental Liabilities

Under various federal, state and local environmental laws, ordinances, and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under, or in such Property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. Environmental laws also may restrict how the Property may be used or businesses may be operated, and these restrictions may require substantial expenditures and may limit Forte’s ability to market the Properties and sell such Properties to prospective purchasers that may be affected by such laws. These restrictions may also affect Forte’s ability to borrow money using the Properties as collateral. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances. Third parties may seek recovery from real property owners or operators for personal injury or property damage, or both, associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury or property damage claims could be substantial and significantly reduce the value of Membership Interests. Additionally, the dual jurisdiction of both the federal and state governments raises the risk of regulatory conflict or second-guessing with respect to remediation of a Property. Inconsistencies between federal, state, and local laws and regulations and their implementation involve the risk of uncertain time frames and unquantifiable costs in pursuing environmental remediation. No assurance can be given as to the timeliness of required administrative reviews, approvals, and other actions by environmental regulators with jurisdiction over any required remediation. Furthermore, it is possible that remediation standards applied by federal and state regulators will be made more stringent or will be modified materially in the future.

Potential Discovery of Archeological Sites

It is possible that an archeological site will exist on a Property without Forte’s knowledge when such Property is acquired. The presence of an archeological site may require Forte to preserve the site at its expense and may prevent the development of all or part of such Property. Even if there is ultimately found to be nothing of archaeological value on such Property, Forte may be required to respond to claims that archaeological sites are there.

Defending against such claims, even if Forte were ultimately successful, may be expensive and may hamper Forte’s ability to meet investment objectives.

Potential Discovery of Adverse Soil Conditions

The possibility exists that adverse soil conditions may exist on a Property. If adverse soil conditions were found to exist on a Property, Forte believes these conditions would likely not be detrimental to developing such Property with regards to neighboring properties, as nearby competing sites would likely also have similar soil conditions. Furthermore, in those regions in which adverse soil conditions exist, developers are accustomed to such conditions. Nonetheless, the possibility exists that adverse soil conditions on a Property could increase the costs of development of such Property, which would adversely affect its value and the value of Member investment.

Potential Discovery of Biologic Sensitivity

It is possible that a Property will become subject to biologically sensitive issues. Furthermore, the biologic condition of a Property could change over time given the ever-changing and migratory attributes of flora and fauna. Additionally, Forte could be required to take actions to mitigate any current or subsequent biologic sensitivity on a Property, or the impact development of such Property may have on sensitive biological resources. Any such mitigation requirements could have a material adverse effect on the value of a Property and Forte’s ability to meet investment objectives.

Risk Factors Related to Short Term Rental Properties

Many cities have enacted laws to regulate short-term rentals across the nation. The laws and regulations that govern the short-term rental market are constantly changing. As demand remains high, more and more cities and vacation destinations will continue to take steps to protect residential neighborhoods and guests alike. Common restrictions currently include:

•         Prohibition of short-term rental: Some cities completely prohibit short-term rentals. In California, the City of Santa Barbara defines short-term rentals as “hotels” that can only operate in designated zones and then only if all necessary approvals are obtained. In San Diego, short-term rentals are prohibited in any zone.

•         Limits to the number of rental properties in a location: Large cities and tourist destinations tend to have strict rules, such as placing limits on the number of short-term rentals in any given zone. For example, New Orleans, bans short-term rentals in the French Quarter, except for certain areas. The city even has the cooperation of Airbnb and city enforcement officers to track down violations and complaints.

•         Multiple dwelling laws: New York City has some of the toughest restrictions on short-term lets. To prevent disruption to residents and help prop up its hotel industry, New York’s Multiple Dwelling Law (“MDL”) only permits rentals of less than Thirty (30) days in “Class A” multiple dwellings (buildings with three or more families living independently) if a permanent resident is present. Penalty for the first violation is One Thousand Dollars ($1,000); Five Thousand Dollars ($5,000) for the second violation; and Seven Thousand Five Hundred Dollars ($7,500) for the third and subsequent violations. It is also illegal to advertise a rental that is prohibited by the MDL.

CONFLICTS OF INTEREST

Unless otherwise specified, all references to “Forte” in this section shall include references to each Series.

The following is a list of some of the important areas in which the interests of the Manager and its Affiliates may conflict with those of Forte and its Series. The Members must rely on the general fiduciary standards and other duties which may apply to a manager of a limited liability company to prevent unfairness by any of the aforementioned in a transaction with Forte. (See “Fiduciary Responsibility of the Manager” above).

Management Not Required to Devote Full-Time

The Manager is not required to devote its capacities full-time to a Series’ affairs, but only such time as the affairs of the Series may reasonably require.

Competition with Affiliates

There is no restriction preventing Forte or any of its Affiliates, principals, or management from competing with Forte by investing in other investment vehicles or sponsoring the formation of other investment groups like Forte to invest in similar areas, including real estate investment. Specifically, the Manager or its related parties may form, sponsor the formation of, manage or otherwise operate one or more investment vehicles and/or companies. These investment vehicles may have similar investment objectives, capital or waterfall structure, management, among others. Accordingly, there is an inherent conflict of interest between this Series and other investment vehicles. Although the Manager will make diligent efforts in mitigating conflicts of interest, however, Forte is nevertheless in competition with other investment vehicles. This situation would compel the Manager to make decisions that may at times favor persons other than Forte. The Operating Agreement exonerates Forte and its Affiliates, principals and management from any liability for investment opportunities given to other persons.

Other Companies, Partnerships, or Businesses

The Manager and its managers, principals, directors, officers or affiliates may engage, for their own account or for the account of others, in other business ventures similar to that of Forte or otherwise, and neither Forte nor any Member shall be entitled to any interest therein. As such, there exists a conflict of interest on the part of the Manager because there may be a financial incentive for the Manager to make transactions for private investors and other investment vehicles. Further, the Manager may be involved in creating other mortgage or real estate companies that may compete with Forte.

Forte will not have independent management and it will rely on the Manager and its managers, principals, directors, officers and/or affiliates for the operation of Forte. The Manager and these individuals/entities will devote only so much time to the business of Forte as is reasonably required. The Manager may have conflicts of interest in allocating management time, services and functions between various existing companies, the Manager and any future companies which it may organize as well as other business ventures in which it or its managers, principals, directors, officers and/or affiliates may be or become involved. The Manager believes it has sufficient staff to be fully capable of discharging its responsibilities.

Lack of Independent Legal Representation

Investors and Forte have not been represented by independent legal counsel to date. The use of the Manager’s counsel in the preparation of this Offering Circular and the organization of Forte may result in a lack of independent review. Investors are encouraged to consult with their own attorney for legal advice in connection with this Offering and any Series Offerings. Additionally, since legal counsel for the Manager prepared this Offering and all Series Offerings, legal counsel will not represent the interests of the Members at any time.

Conflict with Related Programs

The Manager and its managers, principals, directors, officers and/or Affiliates may cause Forte to join with other entities organized by the Manager for similar purposes as partners, joint venturers or co-owners under some form of ownership in certain projects, including, the Property. The interests of Forte and those of such other Series may conflict, and Forte controlling or influencing all Series may not be able to resolve such conflicts in a manner that serves the best interests of each Series.

Other Services Provided by the Manager or its Affiliates

The Manager or its Affiliates may provide other services to persons dealing with Forte. The Manager or its Affiliates are not prohibited from providing services to, and otherwise doing business with, the persons that deal with Forte, any Series, Membership Interests, or the Members.

LEGAL PROCEEDINGS

Forte has not been involved in any material litigation or arbitration within the past Five (5) years. Neither the Manager nor any of its managers, principals, directors or officers of Forte or Manager are now, or within the past Five (5) years have been, involved in any material litigation or arbitration.

INCOME TAX CONSIDERATIONS

Unless otherwise specified, all references to the “Forte” in this section shall include references to each Series.

The following discussion generally summarizes the material federal income tax consequences of an investment in Forte based upon the existing provisions of the Code, and applicable Treasury regulations thereunder, current administrative rulings and procedures and applicable judicial decisions. However, it is not intended to be a complete description of all tax consequences to Investors with respect to their investment in Forte. No assurance can be given that the United States Internal Revenue Service (“IRS”) or any applicable State taxing authority will agree with the interpretation of the current federal income tax laws and regulations summarized below. In addition, Forte or the Investors may be subject to state and local taxes in jurisdictions in which Forte may be deemed to be doing business.

ACCORDINGLY, ALL INVESTORS SHOULD INDEPENDENTLY SATISFY THEMSELVES REGARDING THE POTENTIAL FEDERAL AND STATE TAX CONSEQUENCES OF PARTICIPATION IN FORTE AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS IN CONNECTION WITH ANY INTEREST IN FORTE. EACH INVESTOR/SHAREHOLDER SHOULD SEEK, AND RELY UPON, THE ADVICE OF THEIR OWN TAX ADVISORS IN EVALUATING THE SUITABILITY OF AN INVESTMENT IN FORTE IN LIGHT OF THEIR PARTICULAR INVESTMENT AND TAX SITUATION.

Tax Law Subject to Change

Frequent and substantial changes have been made, and will likely continue to be made, to the federal and state income tax laws. The changes made to the tax laws by legislation are pervasive, and in many cases, have yet to be interpreted by the IRS or the courts.

State and Local Taxes

A description or analysis of the State and local tax consequences of an investment in Forte is beyond the scope of this discussion. Prospective Members are advised to consult their own tax counsel and advisors regarding these consequences and the preparation of any state or local tax returns that an Investor may be required to file. The discussion of tax consequences herein is general in nature, and then only concerns federal tax consequences, to the limited extent discussed in this Offering Circular.

Federal Partnership Treatment

Forte is likely to be treated as a partnership under the Code. Assuming that Forte has been properly formed under Delaware law, is operated in accordance with applicable Delaware corporate and business law and the terms of the Operating Agreement, it is Forte’s opinion (subject to the discussion regarding “Taxable Mortgage Pools” below) that, if the matter were litigated, it is more likely than not that Forte would prevail as to its classification and would be taxed as a partnership for federal income tax purposes. If the IRS determined that Forte was an association taxable as a corporation for federal income tax purposes, there would be significant adverse tax consequences to Forte and possibly to its investors, including (without limitation) Forte would have to pay tax on its net income and then the investor would have to pay tax on any distributions as dividends as opposed to interest income.

IRS Audits

Informational returns filed by Forte are subject to audit by the IRS. The IRS devotes considerable attention to the proper application of the tax laws to partnerships. An audit of Forte’s return may lead to adjustments which adversely affect the federal income tax treatment of Membership Interests and cause Members to be liable for  tax deficiencies, interest thereon and penalties for underpayment. An audit of Forte’s tax return could also lead to an audit of their individual tax return that may not otherwise have occurred, and to the adjustment of items unrelated to Forte. Investors should make their determination to invest based on the economic considerations of Forte rather than any anticipated tax benefits. Furthermore, the IRS has taken the position in Temp. Reg. 1.163-9T that any interest on income taxes owed by an individual is personal interest, subject to limitations on deduction, regardless of the nature of the activity that produced the income that was the source of the tax.

If the IRS makes audit adjustments to Forte’s income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from Forte. Generally, Forte may elect to have the Members take such audit adjustment into account in accordance with their interest in Forte during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances and the manner in which the election is made and implemented has yet to be determined. If Forte is unable to have the Members take such audit adjustment into account in accordance with their interests in Forte during the tax year under audit, current Members may bear some or all of the tax liability resulting from such audit adjustment, even if such Members did not own Membership Interests in Forte during the tax year under audit. If, as a result of any such audit adjustment, Forte is required to make payments of taxes, penalties and interest, cash available for distribution to Members might be substantially reduced. Forte may, at any time, during the existence of Forte or any predecessor of Forte, directly seek reimbursement of underpaid taxes, penalties, and interest from the Members who held Membership Interests during the year which is under IRS, state, or local audit examination, even if such Member has since redeemed its Membership Interest and is no longer a Member of Forte. Forte will designate the Manager (or a principal thereof) to act as the partnership representative who shall have the sole authority to act on behalf of Forte with respect to dealings with the IRS under these audit procedures. The acts of the Manager in its capacity as partnership representative, including the extension of statutes of limitation, will bind Forte and all Members. The Members will not have a right to participate in the audit proceedings.

Profit Objective

Deductions will be disallowed if they result from activities not entered into for profit to the extent that such deductions exceed an amount equal to the greater of: (a) the gross income derived from the activity; or (b) deductions (such as interest and taxes) that are allowable in any event.

The applicable Treasury Department regulations indicate a transaction will be considered as entered into for profit where there is an expectation of profit in the future, either of a recurring type or from the disposition of property. In addition, the Code provides, among other things, an activity is presumed to be engaged for profit if the gross income from such activity for Three (3) of the Five (5) taxable years ending with the taxable year in question exceeds the deductions attributable to such activity. It is anticipated that Forte will satisfy this test.

Property Held Primarily for Sale: Potential Dealer Status

Each Series has been organized to acquire real estate property. However, if a Series were at any time deemed for federal tax purposes to be holding one or more loans, notes, or properties primarily for sale to customers in the ordinary course of business (a “dealer”), any gain or loss realized upon the disposition of such loans, notes or properties would be taxable as ordinary gain or loss rather than as capital gain or loss. The federal income tax rates for ordinary income are currently higher than those for capital gains. In addition, income from sales of loans, notes and properties to customers in the ordinary course of business would also constitute unrelated business taxable income to any Members which are tax-exempt entities. Under existing law, whether or not real property is held primarily for sale to customers in the ordinary course of business must be determined from all the relevant facts and circumstances. Forte intends to make and hold Properties for investment purposes only, and to dispose of such Properties, by sale or otherwise, at the discretion of the Manager and as consistent with Forte’s investment objectives. It is possible that, in so doing, Forte will be treated as a “dealer” in mortgage loans, notes and properties, and that profits realized from such sales will be considered unrelated business taxable income to otherwise tax-exempt Investors in Forte.

Portfolio Income

A primary source of Series income will be interest, which is ordinarily considered “portfolio income” under the Code. Similarly, Temporary Regulations issued by the IRS in 1988 (Temp. Reg. Section 1.469-2T(f)(4)(ii)) confirmed that net interest income from an equity-financed lending activity such as Forte will be treated as portfolio income, not as passive income, to Members. Therefore, Members will not be entitled to treat their proportionate share of Series income as passive income, against which passive losses (such as deductions from unrelated real estate investments) may be offset.

Understatement Penalties

Forte will be subject to substantial understatement penalty in the event that it understates its income tax. The IRS imposes a penalty of Twenty Percent (20%) on any substantial understatement of income tax. Furthermore, the IRS can charge interest on underpayments of income tax exceeding One Hundred Thousand Dollars ($100,000) for any tax year owing by certain corporations at a rate that is higher than the normal interest rate. The Manager strongly advises prospective investors to consult with their own tax advisor to be sure that they fully evaluate the proposed tax treatment of the Series as described herein.

Unrelated Business Taxable Income

A Series may generate unrelated business taxable income for Members that are qualified plans such as self-directed IRAs, or tax exempt organizations such as pension/benefit plan investors, colleges, universities, private foundations and charitable remainder trusts. Particularly if Forte pursues a credit facility or leverage, it is highly likely that Forte may generate unrelated business taxable income for such Members. Investors should be aware also that the issue of how the unrelated business taxable income of a qualified plan or exempt organization should be taxed is regularly under discussion by one or more committees of Congress. Forte advises that all Members, particularly Members with qualified plans or exempt organizations, consult with their own tax advisor to be sure they fully evaluate the impact of unrelated business taxable income for Members.

Other Tax and Regulatory Matters

An investment in the Membership Interests involves complex U.S. federal income tax considerations which will differ for each investor. The discussion of certain U.S. federal income tax considerations contained in this Offering Circular is provided for informational purposes only and does not purport to be a complete analysis or discussion of all potential tax considerations that may be relevant to the acquisition of Membership Interests. In particular, this Offering Circular does not contain a discussion of state, local, or non-U.S. tax considerations related to the acquisition of Membership Interests. The discussion of certain

U.S. federal tax considerations contained in this Offering Circular neither binds the IRS nor precludes it from adopting a contrary position. U.S. federal income tax treatment of Forte and Members that is materially different from the treatment discussed in this Offering Circular might occur, including the taxation of Forte as a corporation (rather than as a partnership), the taxation of Members at ordinary income tax rates (rather than at long term capital gains rates), or the treatment of income and/or gain from Forte as unrelated business taxable income. Furthermore, Members may be required to pay annual income taxes in respect with their Membership

Interests even though no distributions have been made. Forte will not be obligated to make distributions to cover any Member’s income tax liability arising from such Member’s ownership of Membership Interests.

Investors are urged to consult their own tax advisors prior to investing in Forte with respect to their specific U.S. federal, state, local, and non-U.S. tax consequences from the acquisition of Membership Interests in Forte. Forte has not requested and will not request any rulings from the IRS concerning the federal income tax matters discussed in this Offering Circular.

By purchasing shares in this Offering, Members are bound by the arbitration provisions contained in the Subscription Agreement and the Operating Agreement which limit a Member’s ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims

By purchasing shares in this Offering, Members agree to be bound by the arbitration provisions contained in the subscription agreement and the operating agreement (each an “Arbitration Provision” and collectively, the “Arbitration Provisions”). Such Arbitration Provisions apply to claims under the U.S. federal securities laws and to all claims that are related to Forte, including with respect to this Offering, Forte’s holdings, its Membership Interests, ongoing operations and the management of Forte’s investments, among other matters and limit the ability of Members to bring class action lawsuits or similarly seek remedy on a class basis. Furthermore, because the Arbitration Provision is contained in the Operating Agreement, such Arbitration Provision will also apply to any purchasers of shares in a secondary transaction.

By agreeing to be subject to the Arbitration Provisions, Members are severely limiting their rights to seek redress against Forte in court. For example, a Member may not be able to pursue litigation for any claim in state or federal courts against Forte, the Manager, or their respective directors, managers, officers, and employees including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede a Member’s ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provisions provide that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. Forte has not determined whether it will exercise its right to demand arbitration but reserve the right to make that determination on a case-by-case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as Forte is likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of Washington, in the county of King. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving a Member (or persons claiming through or connected with the Member), on the one hand, and Forte (or persons claiming through or connected with Forte), on the other hand, relating to or arising out of the Member’s subscription agreement, Forte and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that Member may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provisions is be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by Forte’s counsel, Forte believes that the Arbitration Provisions are enforceable under federal law, the laws of the State of Washington, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in the Subscription Agreement or the Operating Agreement with respect to the Arbitration Provisions or otherwise requiring Members to waive certain rights were to be found by a court to be unenforceable, Forte would abide by such decision. Notwithstanding the foregoing, if this Arbitration Provision applies to federal securities law claims, the Member cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Further, potential Members should consider that Subscription Agreement and the Operating Agreement restricts the ability of the Members to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by Forte or its Manager. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual Members who wish to pursue claims against Forte.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISIONS, MEMBERS WILL NOT BE DEEMED TO WAIVE FORTE’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

ERISA CONSIDERATIONS

Unless otherwise specified, all references to the “Forte” in this section shall include references to each Series.

The following is a discussion of how certain requirements of the ERISA and the Code relating to Employee Benefit Plans and certain Other Benefit Arrangements (each as defined below) may affect an investment in the Membership Interests. It is not, however, a complete or comprehensive discussion of all employee benefits aspects of such an investment. If the Investors are trustees or other fiduciaries of an Employee Benefit Plan or Other Benefit Arrangement, before purchasing Membership Interests, they should consult with their own independent legal counsel to assure that the investment does not violate any of the applicable requirements of ERISA or the Code, including, without limitation, the ERISA fiduciary rules and the prohibited transaction requirements of ERISA and the Code.

ERISA Fiduciary Duties

Under ERISA, persons who serve as trustees or other fiduciaries of an Employee Benefit Plan have certain duties, obligations and responsibilities with respect to the participants and beneficiaries of such plans. Among the ERISA fiduciary duties are the duty to invest the assets of the plan prudently, and the duty to diversify the investment of plan assets so as to minimize the risk of large losses. An “Employee Benefit Plan” is a plan subject to ERISA that is an employee pension benefit plan (such as a defined benefit pension plan or a section 401(k) or 403(b) plan) or any employee welfare benefit plan (such as an employee group health plan).

Prohibited Transaction Requirements

Section 406 of ERISA and Section 4975 of the Code proscribe certain dealings between Employee Benefit Plans or Other Benefit Arrangements, on the one hand, and “parties in interest” or “disqualified persons” with respect to those plans or arrangements on the other. An “Other Benefit Arrangement” is a benefit arrangement described in Section 4975(e)(1) of the Code (such as a self-directed IRAs, other than an Employee Benefit Plan.

Prohibited transactions include, directly or indirectly, any of the following transactions between an Employee Benefit Plan or Other Benefit Arrangement and a party in interest or disqualified person:

(a)        sales or exchanges of property;

(b)        lending of money or other extension of credit;

(c)        furnishing of goods, services or facilities; and

(d)        transfers to, or use by or for the benefit of, a party in interest or disqualified person of any assets of the Employee Benefit Plan or Other Benefit Arrangement.

In addition, prohibited transactions include any transaction where a trustee or other fiduciary of an Employee Benefit Plan or Other Benefit Arrangement:

(a)        deals with plan assets for his own account,

(b)        acts on the behalf of parties whose interests are adverse to the interest of the plan, or

(c)        receives consideration for his own personal account from any party dealing with the plan with respect to plan assets.

The terms “party in interest” under ERISA and “disqualified person” under the Code have similar definitions. The terms include persons who have particular relationships with respect to an Employee Benefit Plan or Other Benefit Arrangement, such as:

(a)        fiduciaries;

(b)        persons rendering services of any nature to the plan;

(c)        employers any of whose employees are participants in the plan, as well as owners of Fifty Percent (50%) or more of the equity interests of such employers;

(d)        spouses, lineal ascendants, lineal descendants, and spouses of such ascendants or descendants of any of the above persons;

(e)        employees, officers, directors and Ten Percent (10%) or more owners of such fiduciaries, service providers, employers or owners;

(f)         entities in which any of the above-described parties hold interests of Fifty Percent (50%) or more; and

(g)        Ten Percent (10%) or more joint venturers or partners of certain of the parties described above.

(h)        Certain transactions between Employee Benefit Plans or Other Benefit Arrangements and parties in interest or disqualified persons that would otherwise be prohibited transactions are exempt from the prohibited transaction rules due to the application of certain statutory or regulatory exemptions. In addition, the United States Department of Labor (the “DOL”) has issued class exemptions and individual exemptions for certain types of transactions. Violations of the prohibited transaction rules may require the prohibited transactions to be rescinded and will cause the parties in interest or disqualified persons to be subject to excise taxes under Section 4975 of the Code.

Investments in Forte

If any Investor is a fiduciary of an Employee Benefit Plan, the investor must act prudently and ensure that the plan’s assets are adequately diversified to satisfy the ERISA fiduciary duty requirements. Whether an investment in Forte is prudent and whether an Employee Benefit Plan’s investments are adequately diversified must be determined by the plan’s fiduciaries in light of all of the relevant facts and circumstances. A fiduciary should consider, among other factors, the limited marketability of the Membership Interests.

Investors also should be aware that under certain circumstances the DOL may view the underlying assets of Forte as “plan assets” for purposes of the ERISA fiduciary rules and the ERISA and the Code prohibited transaction rules. DOL regulations indicate that Forte assets will not be considered plan assets if less than Twenty-Five Percent (25%) of the value of the Membership Interests is held by Employee Benefit Plans and Other Benefit Arrangements.

Forte anticipates that if any Investor is an Employee Benefit Plan subject to ERISA, Forte will limit the investments by all Employee Benefit Plans and Other Benefit Arrangements to ensure that the Twenty-Five Percent (25%) limit is not exceeded. Because the Twenty-Five Percent (25%) limit is determined after every subscription or redemption, Forte has the authority to require the redemption of all or some of the Interests held by any Member that is an Employee Benefit Plan or Other Benefit Arrangement if the continued holding of such Interests, in the sole opinion of Forte, could result in Forte being subject to the ERISA fiduciary rules.

If there are no Employee Benefit Plan investors in Forte, Forte anticipates that investments by Other Benefit Arrangements (such as self-directed IRAs) may exceed the Twenty-Five Percent (25%) limit. This situation may cause the underlying assets of Forte to be considered plan assets for purposes of the Code prohibited transaction rules. In such a case, the Other Benefit Arrangement investors must ensure that their investments do not constitute prohibited transactions under Section 4975 of the Code. Such investors should consult with independent legal counsel on these issues.

Special Limitations

The discussion of the ERISA fiduciary aspects and the ERISA and Code prohibited transaction rules contained in this Offering Circular is not intended as a substitute for careful planning. The applicability of ERISA fiduciary rules and the ERISA or Code prohibited transaction rules to Investors may vary from one Investor to another, depending upon that Investor’s situation. Accordingly, Investors should consult with their own attorneys, accountants and other personal advisors as to the effect of ERISA and the Code on their situation of a purchase and ownership of the Membership Interests and as to potential changes in the applicable law.

SUMMARY OF THE OPERATING AGREEMENT

The following is a summary of the Operating Agreement, and is qualified in its entirety by the terms of the Operating Agreement itself. In the event of any conflict, misunderstanding or ambivalence between, or resulting from, the summary below and the actual terms of the Operating Agreement, the latter shall govern.

Potential investors are urged to carefully read the entire Operating Agreement, which is set forth as Exhibit B to this Offering Circular.

Accounting and Reports

Annual reports concerning the Series’ business affairs, including the Series’ annual income tax return, will be provided to Members electronically through the Forte Platform. Each Member will receive its respective tax documents as required by applicable law. The Manager may, at its sole and absolute discretion, designate any person or entity to outside provide tax and accounting advice to the Series, at any time and for any reason.

The Manager, or its selected property management firm, presently intends to maintain the Series’ books and records on the accrual basis for bookkeeping and accounting purposes, and also intends to use the accrual basis method of reporting income and losses for federal income tax purposes. The Manager reserves the right to change such methods of accounting if the manager determines it is in the best interest of the Series.

Membership Interests

As set forth in the Operating Agreement, “Membership Interests” represent a Member’s interests in a particular Series. Membership Interests do not represent any fixed or absolute percentage interest representing ownership in the Series, but instead Membership Interests represent a fluctuating percentage interest in the Series. The amount of any Member’s actual percentage interest at any time representing ownership in the Series shall generally be determined at such time by the amount of such Member’s capital account balance divided by the total amount of all Members’ capital account balances outstanding (it being understood that each Member’s Membership Interests (and corresponding percentage interest in the Series) outstanding may fluctuate and change from time to time).

Each Series will establish and maintain a capital account for a Member upon admission to the Series, in which the amount paid by such Member for purchase of Membership Interests will be credited with that amount to the capital account. Thereafter, Member’s capital account may be adjusted on a quarterly basis by the following: (1) the Member’s capital account balance will be increased by (i) the amount of any money the Member contributes to the Series’ capital to purchase additional Membership Interests, and (ii) the Member’s share of the Series’ profits and any separately stated items of income or gain; and (2) the Member’s capital account balance will be decreased by: (i) the amount of any money the Series distributes to the Member; (ii) the Member’s share of the Series losses and any separately stated items of deduction or loss; and (iii) the amount of any withdrawals or redemption made by such Member in accordance with the redemption plan.

Allocations of profit, gain and loss in the Series are made, as required by law, in proportion to the Members’ respective capital accounts. Voting rights are based upon the number of Membership Interests each Member owns.

Voting Rights

Members will have very limited voting rights. Members do not elect or vote on the Manager, except as otherwise set forth in the Operating Agreement, and do not have any voting rights on matters affecting the Series’ business, and therefore limited ability to influence decisions regarding the Series business.

 Other Governance Matters

The Operating Agreement vests most other decisions relating to the assets and to the business of the Series, including decisions relating to acquisitions and dispositions, the issuance of additional Membership Interests, and other decisions relating to the Series, in the Manager.

Compensation to Manager and Affiliates

Each Series will compensate the Manager and Affiliates as described in “Manager’s Compensation” herein above.

Manager’s Tenure

The Manager may withdraw from the management at any time, upon Thirty (30) days’ written notice to all Members. In any such event, a majority of the Members shall promptly elect a successor as Manager; provided, however, if the then Manager desires to appoint an Affiliate as the new Manager, then such Affiliate may become the Manager without Member approval.

Distributions

A Series will make distributions of income as described in the “Cash Distributions”.

Operating Expenses

A Series shall pay its own general administrative and operating expenses in accordance with the Allocation Policy. It shall reimburse the Manager for any expenses incurred by the Manager that are properly considered ordinary and reasonable business expenses of the Series (and the Manager’s administrative and/or operating expenses).

Profits and Losses

A Series’ profit or loss for any taxable year, including the taxable year in which the Series is dissolved, will be allocated among the Members in proportion to the capital account balances held during the applicable tax reporting period.

Restrictions on Transfer

The transferability of Membership Interests will be subject to the securities laws under Regulation A, Tier II. Any transferee must be a person that would have been qualified to purchase a Membership Interests in this Offering. No Membership Interests may be transferred if, in the sole judgment of the Manager, a transfer would jeopardize the availability of exemptions from the registration requirements of federal securities laws, jeopardize the tax status of Forte as a limited liability company taxed as a partnership, or cause a termination of Forte for federal income tax purposes.

A transferee may not become a substitute Member without the consent of the Manager. Such consent may not be unreasonably withheld if the transferor and the transferee comply with all the provisions of the Membership Agreement and applicable law. A transferee who does not become a substitute Member has no right to vote in matters brought to a vote of the Members, or to receive any information regarding Forte or to inspect Forte books, but is entitled only to the share of income or return of capital to which the transferor would be entitled.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and applicable Delaware corporate and business law, and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to them.

Rights, Powers, and Duties of Manager

Subject to the right of the Members to vote on specific matters, the Manager will have complete charge of the business of Forte and each Series. The Manager is not required to devote itself full-time to Forte and each Series affairs but only such time as is required for the conduct of the business of Forte and each Series. The Manager has the power and authority to act for and bind each Series. The Manager is granted the special power of attorney of each Member for the purpose of executing any document which the Members have agreed to execute and deliver.

Dissolution and Wind-Up

Forte will not cease to exist immediately upon the occurrence of a Series’ event of dissolution. Upon dissolution of a Series, the Manager will bring to a close the Series’ affair by liquidating the Series’ assets as promptly as is consistent with obtaining the fair market value thereof, either by sale to third parties or otherwise until a suitable sale can be arranged. All funds received shall be applied to satisfy or provide for Series debts and liabilities and the balance, if any, shall be distributed to Members on a pro-rata basis.

Redemption Policy and Other Events of Disassociation

The Manager may, at its sole and absolute discretion, cause a Series to repurchase Membership Interests from Members desiring to resign from the Series or as a part of a plan to reduce the outstanding capital of the Series. There is no guarantee that the Series will have sufficient funds to cause the redemption of any Membership Interests. Therefore, any investment in a Series should be considered illiquid.

A Series may also expel a Member for cause if the Member has materially breached or is unable to perform the Member’s material obligations under the Operating Agreement. A Member’s expulsion from the Series will be effective upon the Member’s receipt of written notice of the expulsion by the Series.

Upon any expulsion, transfer of all of Membership Interests, withdrawal or resignation of any Member, an event of disassociation shall have occurred and (a) the Member’s right to participate in the Series’ governance, receive information concerning the Series’ affairs and inspect the Series’ books and records will terminate and (b) unless such disassociation resulted from the transfer of the Member’s Membership Interests, the Member will be entitled to receive the distributions to which the Member would have been entitled as of the effective date of the dissociation had the dissociation not occurred until the Member has fully redeemed or withdrawn its Membership Interests in accordance with the terms herein. The Member will remain liable for any obligation to the Series that existed prior to the effective date of the dissociation, including, without limitation, any costs or damages resulting from the Member’s breach of the Operating Agreement. Under most circumstances, the Member will have no right to any return of its capital prior to the termination of the Series unless the Manager elects, at its sole and absolute discretion, to return capital to a Member.

The effect of redemption or disassociation on Members who do not sell or return their Membership Interests will be an increase in each Member’s respective percentage interest in the Series and therefore an increase in each Member’s respective proportionate interest in the future earnings, losses and distributions of the Series and an increase in the respective relative voting power of each remaining Member. Notwithstanding anything to the contrary herein, redemption shall be at the sole and absolute discretion of the Manager and the Manager shall not be compelled to redeem or repurchase Membership Interests at any time or for any reason.

The redemption of Membership Interests shall be subject to the Series’ availability of sufficient cash to pay the expenses of the Series, maintain any Capital Expenditure Reserve and pay the redemption or withdrawal amounts to other Members who requested withdrawal or redemption in the order of the request. No redemption may be made that would render the Series unable to pay its obligations as they become due. A Series shall not be required to sell its assets to raise cash to effectuate any redemption.

A redeeming Member shall have the rights of a transferee until such time as the Series has actually redeemed those Membership Interests, that is, the Member shall be entitled to receive distributions, but shall not be entitled to vote. Redeemed Membership Interests revert to authorized but unissued Membership Interests and the former holder retains no interest of any kind in such Membership Interests.

LEGAL MATTERS

The Manager has retained Fortra Law of Irvine, California to advise it in connection with the preparation of this Offering, the Operating Agreement, the Subscription Agreement and any other documents related thereto. Fortra Law has not been retained to represent the interests of any Investors or Members in connection with this Offering. Investors that are evaluating or purchasing Membership Interests should retain their own independent legal counsel to review this Offering, the Offering Circular, the Operating Agreement, the Subscription Agreement and any other documents related to this Offering, and to advise them accordingly.

ADDITIONAL INFORMATION AND UNDERTAKINGS

Forte and Manager undertake to make available to each Investor every opportunity to obtain any additional information from them necessary to verify the accuracy of the information contained in this Offering Circular, to the extent that they possess such information or can acquire it without unreasonable effort or expense. This additional information includes all the organizational documents of Forte, recent financial statements for Forte and all other documents or instruments relating to the operation and business of Forte that are material to this Offering and the transactions described in this Offering Circular.

The financial statements as of December 31, 2024 and December 31, 2025 included in this Offering are audited.

Forte Investment Fund, LLC and Subsidiary

Consolidated Financial Statements

Financial Statements

December 31, 2024

December 31, 2025

FORTE INVESTMENT FUND, LLC AND SUBSIDIARY

TABLE OF CONTENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Duner and Foote

Certified Public Accountants

www.DunerCPA.com

Telephone (949) 263-0030	18818 Teller Ave.
FAX (949) 263-0037	Suite 265
E-Mail DerrickFoote@Dunercpa.com	Irvine, California 92612

MEMBER OF

CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR’S REPORT

To the Members of

Forte Investment Fund, LLC and Subsidiary

Opinion

We have audited the accompanying consolidated financial statements of Forte Investment Fund, LLC and Subsidiary (“the Fund”), a Delaware series limited liability company, which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of income and changes in members’ equity, and cash flows for the year then ended and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Forte Investment Fund, LLC and Subsidiary as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Forte Investment Fund, LLC and Subsidiary and to meet our other ethical responsibilities in accordance with relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal controls relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Forte Investment Fund, LLC and Subsidiary’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit is conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not the for the purpose of expressing an opinion on the effectiveness of Forte Investment Fund, LLC and Subsidiary’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Forte Investment Fund, LLC and Subsidiary’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Duner and Foote LLP

Certified Public Accountants

Irvine, California

January 5, 2026

FORTE INVESTMENT FUND, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2025 AND 2024

ASSETS	2025	2024
CURRENT ASSETS
Cash and cash equivalents	$—	$—

TOTAL ASSETS	$—	$—

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accrued expenses	$—	$—

TOTAL LIABILITIES	$—	$—

MEMBERS' EQUITY - PER ACCOMPANYING STATEMENT	—	—

TOTAL LIABILITIES AND MEMBERS' EQUITY	$—	$—

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS

SEE INDEPENDENT AUDITOR'S REPORT

FORTE INVESTMENT FUND, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024

	2025	2024
REVENUE
Rental revenue	$—	$—

TOTAL REVENUE	$—	$—

OPERATING EXPENSE
Operating expense	$—	$—

TOTAL OPERATING EXPENSE	—	—

NET INCOME	$—	$—

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS

SEE INDEPENDENT AUDITOR'S REPORT

FORTE INVESTMENT FUND, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024

MEMBERS' EQUITY

MAY 2, 2024	$—

Net income	—

Member contributions	—

Member distributions	—

DECEMBER 31, 2024	$—

Net income	—

Member contributions	—

Member distributions	—

DECEMBER 31, 2025	$—

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS SEE INDEPENDENT AUDITOR’S REPORT

FORTE INVESTMENT FUND, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025 AND 2024

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$—	$—
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	—	—
Changes in operating assets and liabilities	—	—

NET CASH PROVIDED BY OPERATIONS

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate	—	—

NET CASH USED IN INVESTING

CASH FLOWS FROM FINANCING ACTIVITIES
Member contributions	—	—
Member distributions	—	—

NET CASH PROVIDED BY FINANCING	—	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	—

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	—	—

CASH AND CASH EQUIVALENTS - END OF YEAR	$—	$—

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS SEE INDEPENDENT AUDITOR’S REPORT

FORTE INVESTMENT FUND, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Forte Investment Fund, LLC (the “Fund”) is a Delaware series limited liability company formed May 2, 2024 for the purpose of acquiring, managing, developing, constructing, leasing, and/or selling real estate properties throughout the United States, with a primary focus on New Jersey and Maryland. The Fund is headquartered in Newton, Massachusetts and is managed by Forte Partners Global, Inc., a Massachusetts corporation.

As a series limited liability company, the Fund intends to conduct a series offering of membership interests, allowing investors to participate in designated real estate investments through separate series. Each series will be established for the purpose of owning a single property, and generally intends to acquire the series property prior to the commencement or closing of that series offering. Additionally, each series will have a separate closing, its own profit and loss allocation, and its own fees and expenses. The offer and sale of membership interests for each series shall be made pursuant to a supplement to the offering circular.

In December of 2024, the Fund formed Forte Series A LLC, a wholly owned subsidiary of Forte Investment Fund, LLC. Forte Series A LLC was established to hold real estate assets anticipated to be acquired in 2026.

For financial reporting purposes, Forte Investment Fund, LLC and its wholly owned subsidiary, Forte Series A LLC (collectively referred to as the “Fund and Subsidiary”), have been presented on a consolidated basis in accordance with generally accepted accounting principles (GAAP).

The Fund will commence immediately upon qualification of the offering by the Securities and Exchange Commission. The maximum offering will be $75,000,000 in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933. The Fund intends to offer the membership interests described herein on a continuous and ongoing basis.

The proceeds received in a series offering will be applied in the following order of priority of payment: (1) Property acquisition cost; (2) Offering expenses; (3) Acquisition expenses. Property acquisition cost is the actual cost of the series property that is paid to the property seller. Offering expenses include legal, accounting, escrow, underwriting, filing, and compliance costs related to a series offering. Acquisition expenses include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, appraisal, development, and acquisition of the series property. Each series will be responsible for its acquisition expenses which it will pay out of the proceeds of its series offering.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting – The Fund and Subsidiary maintain accounting records under the accrual method of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents – The Fund and Subsidiary consider all short-term, highly liquid unrestricted investments with original maturities of three months or less when purchased to be cash equivalents. As of December 31, 2025 and 2024, cash and cash equivalents totaled $0 and $0, respectively.

Fair Value of Financial Instruments – Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 825, Financial Instruments, requires disclosure of fair value information about financial instruments. Management believes the fair value of financial instruments approximates their carrying amounts. The carrying value of cash and cash equivalents and certain other liabilities approximate their estimated fair values due to the short-term nature of these instruments.

Concentrations of Credit Risk – Financial instruments which potentially subject the Fund and Subsidiary to concentrations of credit risk consist primarily of cash deposits and trust deed notes receivables. The Fund and Subsidiary have not experienced any losses on its bank deposit accounts, and believes it is not exposed to any significant credit risk on its accounts. The Fund and Subsidiary do not have an operating history. The prior performance of the Manager or its affiliated entities do not predict future results for the Fund and Subsidiary. Therefore, no assurance can be given that the Fund and Subsidiary will achieve its investment objectives.

FORTE INVESTMENT FUND, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Management Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, the Fund and Subsidiary evaluates its estimates, including those related to the any allowance for losses and contingencies. The Fund and Subsidiary bases its estimates on historical experience and on various assumptions, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. Actual results could differ from those estimates.

Risks and Uncertainties – Real estate assets are subject to risks and uncertainties due to real estate market volatility, interest rate volatility, and credit risk. Due to the level of such risks and uncertainties, it is at least reasonably possible that changes in the values of the real estate assets will occur in the near term, and that such changes could materially affect the amounts reported in the balance sheets, statements of income and changes in members’ equity.

Revenue Recognition – In general, the Fund and Subsidiary recognize revenue from contracts when specific milestones and performance obligations are met in accordance with ASC 606. Each milestone is allocated a specific transaction price within the contract and is agreed upon with the customer in the contract. These milestones depend on each contract and terms. Revenue earned from contracts can range from rental income charged to tenants to gains earned based on the excess of proceeds over carrying value on the disposition of an asset less its selling expenses.

Income Taxes – The Fund and Subsidiary are limited liability companies for federal and state income tax purposes. Under the laws pertaining to income taxation of limited liability companies, no income tax is paid by the entity. Each individual member reports on their income tax returns their distributive share of the Fund and Subsidiary’s income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. There has not been a provision for income taxes accrued during the year.

NOTE 3 – FUND PROVISIONS

The Fund is a series Delaware limited liability company. The rights, duties, and powers of the members of the Fund are governed by the offering circular. The following description of the Fund’s offering circular provides only selected information. Members should refer to the Fund’s offering circular for a more complete description of the various provisions.

Profits and Losses – A series’ profit or loss for any taxable year, including the taxable year in which the series is dissolved, will be allocated among the members in proportion to the capital account balances held during the applicable tax reporting period.

Member Withdrawal – Members may not withdraw their interests until the dissolution of each series offering, or as otherwise permitted in the Fund’s operating agreement. Members who wish to withdraw before the dissolution of a series offering will be subject to a penalty of 3% of the member’s withdrawal proceeds.

A member of any series may request that the Fund redeem all or any portion of their interests, subject to the terms, condition and restrictions of the redemption policy as outlined in the operating agreement.

Restrictions on Transfer - A member may transfer its membership interest in a series only in compliance with the operating agreement. Furthermore, the membership interests have not been registered with the Securities and Exchange Commission under the Securities Act of 1933. There is no public market for the membership interests, and none is expected to develop in the future. Even if a potential buyer could be found, membership interests may not be resold or transferred without satisfying certain conditions designed to comply with applicable tax and securities laws, including, without limitation, provisions of the Securities Act, Rule 144 thereunder, and the requirement that certain legal opinions be provided to the Manager with respect to such matters. A transferee must meet the same investor qualifications as the members admitted during the series offering.

FORTE INVESTMENT FUND, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 3 – FUND PROVISIONS (CONTINUED)

Cash Distributions – There are two general categories of income derived from a series:

(1) Periodic cash flow; and (2) Capital transaction proceeds.

Periodic Cash Flow – This is income that is generally made on a periodic basis with a certain frequency. An example of periodic cash flow may be rental income from a property, and/or other periodic cash flow generated from a property less associated expense. Periodic cash flows will be distributed monthly or quarterly. Periodic cash flow will be distributed 80% to Members and 20% to the Manager.

Capital Transaction Proceeds - These are transaction-based income derived from a property. Transaction-based income includes, without limitation, the sale, refinance, and/or disposition of a property. Capital transaction proceeds are distributed only to Members.

In the event of uncertainty or ambiguity as to whether a source of income is categorized as periodic cash flow or capital transaction proceeds, the Manager shall have the sole and absolute discretion to determine such a category. The manner in which income is distributed from a series will depend on the source of income.

NOTE 4 – COMMISSIONS FOR SELLING MEMBERSHIP INTERESTS

The Fund has retained the services of Dalmore Group, LLC (“Dalmore”) as a third-party independent broker to act as the broker of record in the sale of the membership interests. Dalmore is a broker firm registered with the Financial Industry Regulatory Authority (“FINRA”). The Fund will pay Dalmore 1.0% of the aggregate amount raised by the Fund. Any commission and/or fees payable to Dalmore will be paid by the Fund and are considered an expense to the Fund.

NOTE 5 – RELATED PARTY TRANSACTIONS

Forte Partners Global, Inc. (“the Manager”), a Massachusetts corporation, is the Manager of the Fund. The following is a summary of significant items of compensation that Forte Partners Global, Inc. realizes from the Fund:

Asset Management Fee – The Manager shall earn an asset management fee equal to an annualized rate of 2% of series’ net asset value. The asset management fee shall be paid either quarterly or monthly depending on the specific series. Any leverage that is utilized in the series to acquire property or otherwise shall not be included in calculating the asset management fee for the series.

Series Property Management Fee – The Manager shall be entitled to receive a monthly property management fee for managing a series’ property (“Property Management Fee”). The Property Management Fee shall generally equal to an annualized rate of 5.0% to 7.0% of the monthly gross rents received from the series property and calculated as an expense within each series. The Property Management Fee will be determined based on prevailing market rates and will be negotiated with a local property manager on a case-by-case and arms’ length basis. The Manager may appoint a third party or an affiliate to act as property manager, at the Manager’s discretion. In certain circumstances the nature of the property management needs may be different from one series property to another, such as a series property being operated a short-term rental, and in these cases the Property Management Fee will be set at a rate that is negotiated with a third-party property manager, which generally ranges anywhere from 20% to 40% of the monthly gross rents received.

Real Estate Disposition Fee - The Manager may retain the services of an affiliate or a third-party real estate broker to sell a property, and such affiliate or third-party real estate broker shall receive fees at rates customarily charged for similar services by companies engaged in the same or substantially similar activities in the relevant geographical area. Each series will be charged a “Property Disposition Fee” that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. Such Property Disposition Fees are currently anticipated to range between 6.0% and 7.0% of the sale price and shall be considered an expense of the series. Additionally, the Manager shall receive 2.0% of the net proceeds received from sale of a property.

FORTE INVESTMENT FUND, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

NOTE 5 – RELATED PARTY TRANSACTIONS (CONTINUED)

Operating Expenses - The Manager shall be entitled to reimbursement by each series for reasonable and necessary out-of-pocket expenses incurred in connection with the operation of the series and series activity (the “Operating Expenses”). Each series shall be responsible for its Operating Expenses as allocated to it in accordance with the allocation policy and as determined by the Manager in its reasonable discretion. Operating Expenses are such costs and expenses incurred in connection with the operation and management of the series property, including but not limited to HOA fees, property security and maintenance, insurance, interest expenses, banking and transactional fees, legal expenses arising from property operations, and any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion. If Operating Expenses exceed the amount of revenue generated from a series property and cannot be covered by any capital expenditure reserves on the balance sheets of such series property, the Manager may (a) pay such Operating Expenses and not seek reimbursement,

(b) loan the amount of the Operating Expenses to the applicable series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the series property, and/or (c) cause additional membership interests to be issued in the series in order to cover such additional amounts.

Offering Expenses and Acquisition Expenses - Each series will be responsible for certain fees, costs and expenses incurred in connection with the offer and sale of Membership Interests associated with the particular Series (the “Offering Expenses”). Each series will reimburse the Manager for Offering Expenses actually incurred by the Manager on behalf of a series in accordance with the allocation policy and as determined by the Manager in its reasonable discretion (and excludes ongoing costs described in Operating Expenses). In general, these costs include legal, accounting, banking, underwriting, filing, and compliance costs, as applicable, related to a series offering. The Manager will be responsible for all offering expenses on behalf of each series and will be reimbursed by the series through the proceeds of the series for offering expenses actually incurred. Each series will be responsible for fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, and acquisition of the series property incurred prior to the series’ closing, including real estate commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees, and interest, as applicable (the “Acquisition Expenses”). Each series will reimburse the Manager for Acquisition Expenses actually incurred by the Manager on behalf of a series in accordance with the allocation policy and as determined by the Manager in its reasonable discretion. The Acquisition Expenses will be payable from the proceeds of each series offering and each series shall reimburse the Manager for any such Acquisition Expenses advanced by the Manager.

NOTE 6 – SUBSEQUENT EVENTS

The Fund and Subsidiary have evaluated subsequent events through January 5, 2026, the date these financial statements were issued. Based on this evaluation, the Fund and Subsidiary have determined that no events or transactions have occurred subsequent to the balance sheet date that would require adjustment to, or disclosure in, the financial statements.

PART V — EXHIBITS

Index to Exhibits and Exhibit Description

Exhibit No.	Exhibit Description

A	Certificate of Formation

B	Operating Agreement

C	Subscription Agreement

D	Broker-Dealer Agreement

E	Opinion of Counsel

F	Forte Series A LLC Certificate of Formation

G	Forte Series A LLC Opinion of Counsel

H	Consent of Independent Auditor

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on February 24, 2026.

By:	/s/ Shauzab H. Ladha
Shauzab H. Ladha,
President (Principal Executive Officer)

This Offering Statement has been signed by the following person in the capacities and on the dates indicated.

By:	/s/ Shauzab H. Ladha
Shauzab H. Ladha,
Treasurer (Principal Financial Officer,
Principal Accounting Officer)